THE FOLLOWING AGREEMENT IS SUBSTANTIALLY THE SAME
EXCEPT FOR THE FOLLOWING:

                                 ANNUAL
COMMUNITY	                     BASE RENT		     RENT INCREASE

West Side Manor - Liverpool      $439,500		        $ 9,800
Bassett Manor		                  $730,500		        $16,200
Woodland Manor		                 $390,700	         $ 8,700
Ease Side Manor		                $461,300		        $10,300
Bassett Park Manor	              $637,300		        $14,200
Bellevue Manor		                 $458,800		        $10,200
Colonie Manor		                  $842,600		        $18,600
West Side Manor - Rochester      $539,300		        $12,000

Perinton Park Manor  BASE RENT:    $450,000 first year; payable $25,000
                                    per month for the first 	six months
                                    and $50,000 for the second six
                                    months.  $600,000 second year
                                    through the remaining lease term;
                          				      payable $50,000 per month.

	                     RENT INCREASE:	$13,200


ALL RENT INCREASES COMMENCE ON THE EXPIRATION OF THE
FIFTH LEASE YEAR AND CONTINUE ANNUALLY THEREAFTER.

ALL LEASES ARE FOR AN INITIAL 15 YEAR TERM WITH TWO
FIVE-YEAR RENEWAL OPTIONS.

                                LEASE AGREEMENT


                                    By and Between

                    PHILIP R. WEGMAN ("Landlord")


                                           and


                  PAINTED POST PARTNERS ("Tenant").


                                    [FACILITY]



                        Dated as of September 1,1996

                                     LEASE AGREEMENT

     THIS LEASE AGREEMENT (the "Lease") is made and entered into this 1st day of September, 1996 by and between PHILIP R. WEGMAN
("Landlord"), and PAINTED POST PARTNERS, a Washington general partnership ("Tenant").

      In consideration of the mutual undertakings and covenants hereinafter contained and the acts to be performed hereunder, Landlord and Tenant hereby agree to the within Lease for that certain __ unit proprietary adult home located in ______, New York, commonly known and described as _______ and hereinafter more particularly described (the "Facility"). The parties hereby agree as follows:


                                                   PART I


       SECTION 1. THE PREMISES.


       SECTION 1.1. REAL PROPERTY. Landlord hereby demises and leases to Tenant and Tenant hereby leases and takes from Landlord, the real estate (the "Real Property") and the improvements thereon which comprise the Facility as more particularly described in Exhibit A attached hereto and by this reference made a part hereof.

       SECTION 1.2. PERSONAL PROPERTY. Landlord hereby demises and leases to Tenant, and Tenant hereby leases and takes from Landlord, the equipment, furniture, furnishings, and fixtures listed on Exhibit B, attached hereto and by this reference made a part hereof and any additional items added thereto from time to time by written agreement between Landlord and Tenant (such equipment, furniture, furnishings, vehicles and fixtures, together with all additions thereto or replacements thereof will hereinafter be referred to as the "Personal Property"). If any equipment, in addition to the Personal Property is "necessary" (as that term is defined below) to operate the Facility, Tenant shall so advise Landlord and all such additional equipment shall be acquired by and at the cost of Tenant and at the expiration or earlier termination of this Lease shall become the property of Landlord and shall remain upon and be surrendered with the Premises as a part thereof at the end of the Lease Term unless (i) where the Lease is terminated as a result of the purchase of the Premises by Tenant in accordance with the terms of Section 21 hereof, (ii) an agreement reached between Landlord and Tenant to the contrary is reached at the time of the installation or acquisition of said additional equipment, or
(iii) a contrary election by Landlord is made in writing to Tenant delivered within thirty (30) days prior to the expiration or earlier termination of this Lease. If any equipment, in addition to the Personal Property is deemed by Tenant to be convenient to operate the Facility, Tenant shall be entitled to acquire the same at its sole cost and expense and the same shall be and remain the property of Tenant in accordance with the terms of SECTION
1.2.1 below. The term "necessary " as used in this Section 1.2 above shall mean and refer to the procurement of any such equipment, furnishings and other personal property as shall be required pursuant to the requirements of any applicable ordinances, rules, laws, regulations and/or statutes which govern or control the operation and/or ownership of the Facility.

        SECTION 1.2.1. MAINTENANCE OF PERSONAL PROPERTY:
TENANT'S EQUIPMENT. Tenant shall keep all of the Personal Property in good working order and condition at Tenant's sole cost and expense and at the expiration or termination of the Lease Term (as defined below) shall return and deliver all of such property to Landlord in as good order and condition as when received hereunder, reasonable wear and tear excepted. If necessary for the proper operation of the Facility, Tenant shall during the Lease Term replace part or all of the items of Personal Property which have been damaged or destroyed or become worn out or obsolete, and such replacement shall be at the sole cost of Tenant, but any such replaced equipment shall be and remain the property of Landlord. Tenant may place additional property on the Premises (not required for replacement of property covered in this Lease), including furniture, fixtures, equipment and computer hardware and software and the same shall be and remain the property of Tenant ("Tenant's Equipment"). Notwithstanding anything herein contained to the contrary, all fixtures, including trade fixtures, attached to the Premises and which Tenant does not elect to remove at the expiration or earlier termination of the Lease
Term shall become Landlord's property at the end of the Lease Term and shall be surrendered to Landlord in good condition, reasonable wear and tear excepted; provided, however, that in connection with any such removal, Tenant shall be required to repair any damage to the Premises caused by such removal; and provided, further, that this provision shall not apply in the event of the termination of the Lease due to the Tenant's purchase of the Premises.

       SECTION 1.3. PREMISES. Throughout this Lease Agreement, the
Real Property, the Facility and the Personal Property will collectively be referred to as the "Premises". The Premises shall in no event include
Tenant's Equipment as defined in SECTION 1.2.1. Subject to the satisfaction or waiver by Tenant of the condition to the effectiveness of this Lease set forth in Part II, Section 5.7 and to the representations and warranties of Landlord set forth in Part II, Section 1.2, all of which the representations and warranties shall survive the commencement of the Lease Term, Tenant accepts the Premises in its existing condition and state of repair and without any representation by or on behalf of Landlord, except those representations specifically set forth herein, and Tenant agrees that Landlord shall not be liable for any latent, patent or other defects in the Premises unless Tenant is able to demonstrate that Landlord had knowledge of and failed to disclose the same to Tenant prior to the commencement of the Lease Term.

        SECTION 1.4. FACILITY NAME. Throughout the term of this Lease Agreement, Landlord hereby consents to the Tenant's use of the tradenames set forth in Exhibit C.

        SECTION 2. TERM.

        SECTION 2.1. INITIAL LEASE TERM. The Term of this Lease shall commence as of the first day of the next calendar following the date Tenant is issued all approvals and licenses as may be required in order to fully operate the Facility for the permitted use as set forth in SECTION 1.4 below, provided that all of the conditions set forth in Part II, Sections 5 and 6 have been satisfied (or waived in writing by Tenant or Landlord, respectively) (the "Commencement Date") and shall extend for a period of fifteen ( 15) years thereafter, unless extended or earlier terminated as provided herein (the "Initial Lease Term"). Landlord and Tenant agree to attach as Exhibit D hereto a written confirmation of the Commencement
Date. Landlord and Tenant further agree that in the event all of the conditions set forth in Part II, Sections 5 and 6 have been satisfied or waived other than the financing conditions set forth in Sections 5.11 and 6.5, Landlord may, but shall not be obligated to, upon Tenant's request, waive such condition and the term thereof shall commence notwithstanding that the same have not yet been satisfied.

      SECTION 2.2. RENEWAL. Tenant shall have the right to renew this Lease beyond the Initial Lease Term for two (2) successive five (5) year renewal terms (the "Renewal Terms" and together with the Initial Lease
Term, the "Lease Term") by giving notice of the exercise of its renewal option at least one hundred and eighty days prior to the expiration of the Initial Lease Term and each Renewal Term, as applicable. In the event
Tenant is in default on the date of the giving of notice of its intent to renew the Lease, the notice shall be ineffective; in the event Tenant is in default on the date the applicable Renewal Term is to commence, then the Renewal
Term shall not commence and this Lease shall expire as of the end of the Initial Lease Term or the applicable Renewal Term. Tenant shall have no right to renew this Lease beyond the expiration of the final Renewal Term.

       SECTION 2.2.1. TERMINATION OF LEASE. Upon the termination of this Lease, whether by forfeiture, lapse of time or otherwise, or upon termination of Tenant's right to possession of the Premises, Tenant will at once surrender and deliver the Premises, together with all improvements thereof, to Landlord, (but specifically excluding Tenant's Equipment) in good condition and repair, reasonable wear and tear excepted. At the time of surrender, Tenant shall remove Tenant's Equipment; provided, however, that Tenant shall repair any injury or damage done to the Premises which may result from such removal and shall restore the Premises to the same condition as existed prior to the installation thereof; provided, further, that the provisions of this SECTION 2. 1. 2 shall not apply in the event of the termination of this Lease as a result of Tenant's purchase of the Premises pursuant to SECTION 21.

       SECTION 3. RENT.


       SECTION 3.1. BASIC RENT: INITIAL TERM AND RENEWAL
TERMS. During the Initial Lease Term, the annual rent due hereunder (the "Basic Rent") shall be equal to _________ Dollars ($______) subject to increases as provided for in SECTION 3.4 below, and shall be payable at the times and in manner provided for in SECTION 3.2 below.
The Basic Rent shall be allocated between the Real Property and the Personal Property in the manner set forth in Exhibit E attached hereto and by this reference made a part hereof.

       SECTION 3.2. LEASE YEAR DEFINED. For purposes of this
SECTION 3, a Lease Year shall be the twelve ( 12) month period commencing on the Commencement Date. In the event the Commencement Date shall be other than the first day of the month, Tenant shall pay to Landlord a pro rata portion of rent for the month. All annual rental payments shall be made in advance in equal monthly installments in the amounts specified and shall be paid on the tenth day of each month; provided, however, that the first monthly payment shall be due on the tenth day after the Commencement Date.


        SECTION 3.3. PAYMENT OF BASIC RENT. Except as specifically provided for herein, the Basic Rent shall be payable without offset, abatement or other deduction (including offsets resulting from any defaults by Landlord under any other agreement to which he or his affiliates and Tenant or its affiliates may be a party, unless expressly set forth herein) to Landlord at the address set forth in Part
III, SECTION 1. 6, or to such other person, firm or corporation at such other address as Landlord may designate by notice in writing to Tenant.

       SECTION 3.3.1. NET LEASE. This Lease is intended to be triple net to Landlord, and Tenant shall pay to Landlord, net throughout the Initial Lease Term and any Renewal Term, the Basic Rent described by SECTION
3. 1. , free of any offset, abatement, or other deduction, except as may be expressly set forth herein. Tenant is hereby obligated to make all rental payments set forth herein to Landlord. Landlord shall not be required to make any payment of any kind with respect to the Premises, except as may otherwise be expressly set forth herein. Accordingly, Tenant agrees to pay all additional rent payments described in SECTION 3. 5. and all charges described in SECTION 6 as they become due and payable. Notwithstanding the foregoing, Landlord shall be responsible for making all payments due with respect to any mortgage or deed of trust secured by the Premises (the "Facility Mortgage").

       SECTION 3.3.2. NO RELEASE. This Lease shall continue in full force and effect, and the obligations of Tenant hereunder shall not be released, discharged or otherwise affected, by reason of: (i) except as otherwise provided for in SECTION 10, any damage to or destruction of the Premises or any part thereof or, except as otherwise provided for in SECTION 11, the taking of the Premises or any part thereof by condemnation, requisition or otherwise for any reason, (ii) except as otherwise provided for in
SECTION 17. 2, any claim which Tenant has or might have against Landlord, or (iii) any other occurrence whatsoever, whether similar or dissimilar to the foregoing. Notwithstanding the foregoing, Landlord acknowledges and agrees that in the event Tenant's right to quiet enjoyment of Premises as set forth in Part I, Section 14 is disturbed as a result of a title defect created by Landlord (including title exceptions related to defects shown by a survey of the Premises) and Landlord fails or is unable within thirty (30) days thereafter to take corrective action to reinstate
Tenant's undisturbed right of occupancy, Tenant shall have the right to terminate this Lease as a result thereof upon written notice to Landlord delivered no less than ten (10) days prior to the effective date of said termination.

       SECTION 3.3.3. LATE CHARGES. If any payment of any sums required to be paid by Tenant to Landlord under this Lease and payments made by Landlord under any provision hereof for which Landlord is entitled to reimbursement by Tenant is not paid when due or within ten (10) days after written notice of nonpayment from Landlord, a late charge of one percent (1%) per month on the sums so overdue shall become immediately due and payable to Landlord. No failure by Landlord to insist upon the strict performance by Tenant of Tenant's obligation to pay late charges shall constitute a waiver by Landlord of his rights to enforce the provisions of this Section in any instance thereafter occurring.

       SECTION 3.4 RENT INCREASES. The Basic Rent shall be increased commencing on the expiration of the fifth Lease Year and continuing annually thereafter during the Lease Term by an amount equal to _____ Dollars ($_____).

      SECTION 3.5. ADDITIONAL RENT.

      SECTION 3.5.1. TAXES AND OTHER CHARGES. The additional rent shall consist of all real estate taxes, general and special assessments, personal property taxes, and other public charges which are assessed, levied, confirmed, or imposed upon the Premises during the Lease Term, and all sales taxes and other taxes that are now or hereafter may be payable in connection with the Basic Rent payable hereunder during the Initial Lease Term and any Renewal Term (other than income taxes owing by Landlord as a result of Tenant's payment of Basic Rent hereunder and principal and interest payments owing under the Facility Mortgage) and all costs of complying with or payments due as a result of the existence of any covenants, conditions and restrictions of record which affect the Premises (the "CCRs"). Any such taxes, assessments or CCR payments which can lawfully be paid in installments may be so paid by Tenant using the longest payment period permitted by the applicable taxing authority.

           SECTION 3.5.2. PRORATION. Any taxes and assessments relating to a fiscal period of any authority, a part of which is already included within the Initial Lease Term or any Renewal Term and a part of which is included in a period of time before or after the Initial Lease Term or any Renewal
Term, shall be adjusted pro rata between Landlord and Tenant and each party shall be responsible for his or its pro rata share of any such taxes and assessments.

      SECTION 3.5.3. INCOME TAXES. Nothing herein shall require
Tenant to pay income taxes assessed against Landlord, or estate, succession or inheritance taxes of Landlord.

      SECTION 3.5.4. Due Contest. Tenant may contest, in its own name or in the name of Landlord, with Landlord's cooperation, which Landlord agrees to give, the legality or validity of any such tax or assessment or of any law under which the same shall be imposed. This must be done in good faith, with due diligence, and at Tenant's own expense. If Tenant does so contest such tax or assessment beyond the time limit for payment thereof by Tenant, Tenant shall either pay such amount under protest or procure and maintain a stay of all proceedings with adequate bond to enforce collection of such tax or assessment. Once such action is taken by Tenant, Tenant shall not be considered to be in default hereunder with respect thereto. Notwithstanding anything to the contrary, Tenant shall not exercise its contest rights in contravention of any of the terms and conditions of any Facility Mortgage.

        SECTION 3.5.5. REFUND CLAIMS. Tenant shall have, and Landlord hereby irrevocably grants to Tenant, the power and authority, at Tenant's cost to make and file and prosecute any statement or report or claim for refund which may be required or permitted by law, as the basis of or in connection with the assessment, determination, equalization, reduction or payment of any and every tax or assessment or license or charge which Tenant is required to pay or discharge hereunder. Landlord agrees that Tenant shall thereafter be entitled retain for its own account all or any portion of such refunds, rebates or reduction in assessed value which relate to tax periods on and after the Commencement Date.

       SECTION 3.5.6. LANDLORD'S PARTICIPATION. Landlord shall not be required to join in any proceedings referred to in this Section, unless the provisions of any law, rule or regulation at the time in effect shall require that such proceedings be brought by and/or in the name of Landlord, in which event Landlord shall join in such proceedings or permit the same to be brought in his name. Landlord shall not ultimately be subjected to any liability for the payment of any costs or expenses in connection with any such proceedings, and Tenant will indemnify, defend and save harmless Landlord from any such costs and expenses.
Tenant shall be entitled to any refund of any Taxes and Assessments and penalties or interest thereon received by Landlord but previously paid or reimbursed in full by Tenant.

       SECTION 3.5.7. FINAL PAYMENT. Upon the termination of any such proceeding, Tenant shall pay the amount of such taxes and assessments or part thereof as finally determined in such proceedings, the payment of which may have been deferred during the prosecution of such proceedings, together with any costs, fees, interest, penalties or other liabilities in connection therewith.

       SECTION 3.5.8. TIME OF PAYMENT. Tenant shall pay before delinquency any and all real and personal property taxes and assessments, payable hereunder by Tenant. In the event of a late payment, Tenant shall pay all interest and penalties plus the amount due. Tenant shall further provide Landlord with evidence of payment as soon as practicable after Landlord's written request therefor, but in no event beyond thirty (30) days.

       SECTION 4. USE OF THE PREMISES/COMPLIANCE WITH
LAWS.

       SECTION 4.1. NECESSARY APPROVALS. Tenant covenants upon execution of this Lease to proceed with all due diligence to obtain prior to the Commencement Date all approvals and licensing needed to operate the Facility under applicable state and federal law as a __ unit proprietary home for adults or under such designation as may be adopted by the State of New
York during the Term hereof and certified to participate in Medicare and/or Medicaid to the extent such participation is available and Tenant elects to participate in either or both of such programs, it being understood and agreed that Tenant shall have no obligation hereunder to seek certification at anytime during the Term under either Medicare or Medicaid even if such certification is available to the Facility. Tenant further covenants and agrees to maintain such licensure and, if applicable, certification in full force and effect throughout the Lease Term. Landlord agrees to assist
Tenant, at Tenant's sole cost and expense, as reasonably necessary to obtain such approvals. Tenant may not at anytime reduce the licensed capacity of the Facility or change the licensed category of the units at the Facility without the prior written consent of Landlord, which consent shall not be unreasonably withheld.

       SECTION 4.2. GENERAL INSURANCE REQUIREMENTS. After the Commencement Date, Tenant shall neither use nor permit to be used the Premises, or any part thereof, for any purpose which will cause the cancellation of any insurance policy covering the Premises or any part thereof, nor shall Tenant sell or permit to be kept, used or sold in or about the Premises any article which may be prohibited by the standard form of fire insurance policies. Tenant shall, at its sole cost, comply with all of the requirements pertaining to the Premises of any insurance organization or company necessary for the maintenance of insurance, as herein provided, covering the Premises.

       SECTION 4.3. UNLAWFUL PURPOSES PROHIBITED. Tenant covenants and agrees that the Premises shall not be used for any unlawful purpose. Tenant shall not commit or suffer to be committed any waste on the Premises, nor shall Tenant cause or permit any nuisance thereon.
Tenant further covenants and agrees to comply with the CCRs and that Tenant's use of the Premises and maintenance, alteration, and operation thereof shall at all times conform to all applicable and lawful local, state, and federal laws. Tenant may, however, contest the legality or applicability thereof. This must be done in good faith, with due diligence, without prejudice to Landlord's rights hereunder, and at Tenant's own expense.
While such a contest is pending Tenant shall not be considered in default under this SECTION 4.3. Notwithstanding anything to the contrary, Tenant shall not exercise its rights to contest under this section in contravention of the terms and conditions of any Facility Mortgage.

       SECTION 4.4. NO ADVERSE CLAIMS. Tenant shall neither suffer nor permit the Premises or the Facility or any portion thereof to be used in such a manner as (i) might reasonably tend to impair Landlord's interest in the Premises or any portion thereof or (ii) may reasonably make possible a claim or claims of adverse usage or adverse possession by the public, as such, or of implied dedication of the Premises or any portion thereof.

       SECTION 4.5. SURVEYS, INVESTIGATIONS AND INSPECTIONS.
Upon request, Tenant shall deliver to Landlord a copy of the results of all surveys, investigations and inspections of the Facility and its operation performed by state or federal authorities.

      SECTION 4.6. ENVIRONMENTAL LAWS. Tenant shall use the
Premises in compliance with all applicable Environmental Laws (as defined below). Tenant shall, at its sole cost and expense, promptly remove or clean up any hazardous substances introduced onto the Premises by Tenant or with its permission or at its sufferance in excess of those substances on the Premises as of the Commencement Date. Tenant may elect to procure at any time during the Lease Term, at Tenant's expense, a Phase I environmental assessment ("Phase I Report") for the Premises. If any such Phase I Report is obtained by Tenant at any time during the first six (6) months of the Initial Lease Term then, for purposes of the first sentence of this Section 4.6, the information provided for in the Phase I Report regarding the type, nature and level of any hazardous substances existing at the Premises shall be prima facie evidence of the substances present at the Premises as of the Commencement Date. Any such removal or cleanup required of Tenant hereunder shall be in compliance with all applicable Environmental Laws. Tenant hereby agrees to indemnify and hold Landlord harmless and agrees to defend Landlord from all losses, damages, claims and liabilities and fines, including costs and reasonable attorneys' fees, of any nature whatsoever in connection with the actual presence upon the Premises of any hazardous substance introduced by Tenant. For purposes hereof, the term Environmental Laws shall mean any and all applicable governmental laws, regulations and requirements relating to environmental and occupational health and safety matters and hazardous materials, substances or wastes (as defined from time to time under any applicable federal, state or local laws, regulations or ordinances).

        SECTION 5. TENANT'S COMPLIANCE WITH MORTGAGE.

        SECTION 5.1. FACILITY MORTGAGE. Anything in this Lease contained to the contrary notwithstanding, with respect to any mortgage or mortgages encumbering all or any part of the Premises (each a "Facility Mortgage"), and provided that Landlord has notified Tenant in writing with respect to the existence and substance thereof, Tenant shall at all times and in all respects fully, timely and faithfully comply with and observe each and all of the conditions, covenants, and provisions required on the part of the Landlord and of which Tenant has received notice under any Facility Mortgage (and to any renewals, modifications, extensions, replacements and/or consolidations thereof of which Tenant has received notice) to which this Lease is subordinate or to which it later may become subordinate, including, without limitation, such conditions, covenants and provisions thereof as relate to the care, maintenance, repair, insurance, restoration, preservation and condemnation of the Premises, provided such conditions, covenants and provisions do not require compliance and observance to a standard or degree in excess of that required by the provisions of this Lease or require performance not required by the provisions of this Lease.

        SECTION 5.2. COMPLIANCE WITH FACILITY MORTGAGE.
Subject to the foregoing limitations on Tenant's obligations hereunder, Tenant shall not do or permit to be done anything which would constitute a breach of or default under any obligation of the Landlord under any Facility Mortgage, it being the intention hereof that Tenant shall so comply with and observe each and all of such covenants, conditions and provisions of any such Facility Mortgage so that it will at all times be in good standing and there will not be any default on the part of the Landlord thereunder. However, nothing in this Section contained shall be construed to obligate Tenant to pay any part of the principal or interest secured by any Facility Mortgage or to perform any obligations in excess of those imposed on its under this Agreement.

        SECTION 5.3. MORTGAGE RESERVES. Any tax, insurance or replacement reserve required by the holder of any Facility Mortgage during the Term of this Lease, and not otherwise paid by Tenant pursuant to
SECTION 3.4, shall be paid by the Tenant to or as directed by Landlord.

        SECTION 6. MAINTENANCE, REPAIR, ALTERATIONS AND
UTILITIES.

        SECTION 6. I. MAINTENANCE AND REPAIR. Except as otherwise provided herein, Tenant shall, at its own cost, and without expense to the

Landlord, keep and maintain the Premises, including but not by way of limitation, all sidewalks, buildings, roof, walls, mechanical systems, surface parking lots and improvements of any kind which may be a part thereof in good, sanitary and neat order, condition and repair, ordinary wear and tear and obsolescence in spite of repair and acts of God excepted, and, except as specifically provided in SECTION 10, below, restore and rehabilitate any of the Premises which may be destroyed or damaged by fire, casualty or any other cause whatsoever and in such a manner as may be necessary to operate the Facility in accordance with applicable state and/or federal laws or regulations. Tenant shall perform all interior and exterior painting, and maintain the grounds of the Facility in a good and sightly appearance.

  SECTION 6.2. ALTERATIONS. Tenant will not remove or demolish any improvement or building which is part of the Premises or any portion thereof or allow it to be removed or demolished, without the prior written consent of Landlord, which consent may be withheld in Landlord's sole and absolute discretion other than where such removal is required to comply with law or in the event of an emergency, in which case said consent shall not be unreasonably withheld. Tenant further agrees that it will not make, authorize or permit to be made any changes or alterations in or to the Premises without first obtaining the Landlord's written consent thereto, which consent shall not be unreasonably withheld if Landlord is satisfied that (i) Tenant has the financial resources to undertake such changes or alterations and (ii) such changes or alterations will not adversely affect the licensure, certification, if applicable, or value of the Premises. All alterations, improvements and additions to the Premises shall be in quality and class at least equal to the original work and shall become the property of the Landlord and shall meet all building and fire codes, and all other applicable codes, rules, regulations, laws and ordinances. Nothing herein shall be deemed or construed to require Tenant to obtain Landlord's consent to non-structural changes or alterations such as painting, the replacement of wall coverings or the replacement of floor coverings;
provided, however, that all such work shall also be in quality and class at least equal to the original work and shall become the property of the Landlord and shall meet all building and fire codes, and all other applicable codes, rules, regulations, laws and ordinances.

       SECTION 6.3. UTILITIES. Tenant shall pay all charges for water, electricity, gas, sewage, waste, trash and garbage disposal, telephone, cable television, and other services furnished to the Premises from and after the Commencement Date.

       SECTION 7. LIENS AGAINST THE PREMISES.

       SECTION 7.1. NO LIENS BY TENANT. Tenant will not permit the
Premises or Tenant's leasehold estate hereunder to become subject to any lien, charge, or encumbrance. Tenant shall maintain the Premises free from all orders, notices, and violations filed or entered by any public or quasi-public authorities. Notwithstanding the foregoing, in the event any such lien, charge, or encumbrance is imposed, Tenant may contest any such lien, charge, encumbrance, order, notice or violation. This must be done in good faith, with due diligence and at Tenant's own expense and Tenant shall not be considered in default of the provisions of this SECTION
7.1. as a result of such contest.

       SECTION 7.2. DISCHARGE BY LANDLORD. Should a judgment on any lien, charge, encumbrance, order, notice or violation be rendered against the Premises and should Tenant fail to discharge such judgment or take action to protest such judgment, Landlord shall have the right, but not the obligation, to discharge said judgment. If Landlord exercises that option, any amounts paid by Landlord shall be due from Tenant as additional rent. Such additional rent shall be due and payable on the next date after the expense is incurred that Basic Rent is otherwise due.

       SECTION 7.3. MECHANICS LIENS. Tenant shall take all reasonable steps necessary to ensure that no lien arising under New York law as a result of construction done at the Premises at Tenant's request shall extend to the interest of Landlord in the Premises. Tenant shall pay all costs incurred by Tenant in connection with the construction, alteration, demolition, maintenance and repair of any and all improvements on the Premises. Should a lien or claim of lien be filed against the Landlord's interest in the Premises by any contractor, subcontractor, mechanic, laborer, materialman or any other person whomsoever retained by Tenant, Tenant shall, within sixty (60) days after the filing thereof, cause the same to be discharged of record.

       SECTION 8. NON-LIABILITY AND INDEMNIFICATION. During the Term, Tenant agrees to protect, indemnify and save harmless Landlord from and against all claims arising out of or connected with Tenant's use and occupancy of the Premises and shall pay all costs and expenses incurred by Landlord in connection with such claims, including without limitation, court costs and reasonable attorney's fees for trial and appellate proceedings. Landlord shall be protected hereby from all claims arising during the Term from loss of or damage to property, or death or injury to persons unless such loss, damage, death or injury is caused solely by the negligence or willful actions of Landlord.

       SECTION 9. INSURANCE.

       SECTION 9.1. LANDLORD'S INTEREST. During the term of this
Lease, Tenant shall at all times keep the Premises insured with the kinds and amounts of insurance described below through an insurance carrier qualified to do business in the State of New York. The policies must name Landlord as an additional insured or loss payee (other than with respect to the loss of rental insurance described in Section 9.1.4 the proceeds of which shall be payable solely to Tenant). In addition, the policies shall name as an additional named insured and loss payee any mortgagee under any Facility Mortgage by way of a standard form of mortgagee's loss payable endorsement if required by the terms of any Facility Mortgage. Any loss adjustment shall require the written consent of Landlord and Tenant and shall be in accordance with the terms of any Facility Mortgage. Evidence of insurance shall be deposited with Landlord and, if requested, with Landlord's Mortgagee. The policies on the Premises shall insure against the following risks:

       SECTION 9.1.1. CASUALTY. Loss or damage by fire and such other risks as may be included in the broadest form of extended coverage insurance from time to time available, including but not limited to, flood insurance if the Premises are located in a designated flood zone, and earthquake insurance (provided that such flood and earthquake insurance are reasonably available at commercially reasonable rates), in amounts sufficient to prevent Landlord or Tenant from becoming a coinsurer within the terms of the applicable policies and in any event in an amount not less than one hundred percent (l00%) of the then full replacement value thereof (as defined below in SECTION 9.2.1);

       SECTION 9.1.2. SPRINKLER. Loss or damage from leakage of any sprinkler system now or hereafter installed on the Premises to the extent it is included in Tenant's applicable insurance policy as a covered peril;

       SECTION 9.1.3. BOILER COVERAGE. Loss or damage by explosion of steam boilers, pressure vessels or similar apparatus, now or hereafter installed in the Facility, in such limits with respect to any one accident as may be reasonably requested by Landlord from time to time; provided, however, in no event shall such coverage be in an amount greater than that required by the terms of any Facility mortgage;

       SECTION 9.1.4. RENT LOSS. Loss of rental under a rental value insurance policy covering risk of loss during the reconstruction resulting from the occurrence of any of the hazards described in SECTIONS 9.1.1.,
9.1.2. or 9.1.3. in an amount sufficient to pay the rental required under this Lease for a period of at least 6 months;

       SECTION 9.1.5. LIABILITY. Claims for personal injury or property damage under a policy of general public liability insurance with amounts of not less than One Million Dollars ($ 1,000,000) (combined single limit for personal injury, including bodily injury or death, property damage) together with an excess "umbrella" liability policy providing liability insurance in excess of the comprehensive general liability coverage with a limit of not less than Five Million Dollars ($5,000,000). If obtainable at a reasonable cost, the public liability insurance shall be on an occurrence basis as opposed to a claims made basis. If Tenant in unable to obtain such an occurrence basis policy, then Tenant shall obtain a claims made policy but shall also obtain, if obtainable at a reasonable cost, an owner's protective policy on an occurrence basis with the limits as set forth above;


       SECTION 9.1.6. PROFESSIONAL LIABILITY. Claims arising out of professional liability in an amount not less than One Million Dollars ($ 1,000,000) for each occurrence and Three Million Dollars ($3,000,000) in the aggregate. If obtainable at a reasonable cost, the professional liability insurance shall be on an occurrence basis as opposed to a claims made basis. If Tenant in unable to obtain such an occurrence basis policy, then Tenant shall obtain a claims made policy but shall also obtain, if obtainable at a reasonable cost, an owner's protective policy on an occurrence basis with the limits as set forth above; and

       SECTION 9.1.7. WORKERS COMPENSATION. Claims for employee injuries covered by worker's compensation in accordance with the requirements of New York law.

       SECTION 9.2. FULL REPLACEMENT VALUE DEFINED. The term
"full replacement value" as used herein, shall mean the actual replacement cost thereof from time to time, less exclusions provided in the normal fire insurance policy. At the commencement of this Lease, the parties agree that the full replacement value is as set forth in Exhibit F.

       SECTION 9.3. ADDITIONAL INSURANCE. In addition to the insurance described above, Tenant shall maintain such additional insurance as may be reasonably required from time to time by any mortgagee under the terms of any Facility Mortgage.

       SECTION 9.4. RATING. All insurance policies carried by either party covering the Premises including without limitation contents, fire and casualty insurance, shall expressly waive any right of subrogation on the part of the insurer against the other party. The insurance company or companies issuing the above referenced policies shall have a financial strength rating (Best's rate) of at least an A and a financial size of at least Class X, as reported in the most recent edition of Best's Key Rating Guide Property/Casualty.

       SECTION 9.5. CLAIMS. To the extent that either Landlord or Tenant may have claims against the other for fire or casualty damage to the Premises or any portion thereof (including business interruption caused thereby), which claims are covered by insurance payable to and protecting the claiming party, the claiming party hereby agrees to exhaust all claims under such insurance before asserting any claims against the other party. The foregoing shall apply to claims for damage whether such damage is caused, wholly or partially, by the negligence or other fault of the other party or his or its agent, employees, subtenants, licensees, or assignees.

       SECTION 9.6. PAYMENT AND CERTIFICATES. Tenant shall pay all of the insurance premiums, and deliver certificates evidencing such coverage to Landlord prior to their effective date (and, with respect to any renewal policy ten (10) days prior to the expiration of the existing policy), and in the event of the failure of Tenant either to effect such insurance in the names herein called for or to pay the premiums therefor, or to deliver such certificates to Landlord at the times required, Landlord shall be entitled, but shall have no obligation, to effect such insurance and pay the premiums therefor, which premiums shall be repayable to Landlord upon written demand therefor.

       SECTION 9. 7. BLANKET POLICIES. Notwithstanding anything to the contrary contained in this Section, Tenant's obligations to carry the insurance provided for herein may be brought within the coverage of a so-called blanket policy or policies of insurance carried and maintained by Tenant; provided, however, that the coverage afforded Landlord will not be reduced or diminished or otherwise be different from that which would exist under a separate policy meeting all other requirements of this Lease by reason of the use of such blanket policy of insurance, and provided further that the requirements of this SECTION 9 are otherwise satisfied.

       SECTION 10. DAMAGE AND DESTRUCTION.

       SECTION 10.1. REPAIR BY TENANT. In the event that any part of the improvements located on the Premises or the Personal Property shall be damaged or destroyed by fire or other casualty whether or not the same is insured by the insurance required by the terms hereof (any such event being called a "Casualty"), Tenant shall promptly replace, repair and restore the same as nearly as possible to its condition immediately prior to such Casualty, in accordance with all of the terms, covenants and conditions and other requirements of this Lease and any mortgage applicable in the event of such Casualty; provided, however, that in the event of a Casualty occurring during the last six months of the Initial Term or any Extended
Term or in the event as a result of said Casualty, the Premises have been rendered Unsuitable for their Primary Intended Use (as defined below), then Tenant shall have the right to terminate this Lease upon forty-five (45) days written notice to Landlord and, in such event, all insurance proceeds shall be payable to Landlord. The Premises and the Personal Property shall be so replaced, repaired and restored as to be of at least equal value and substantially the same character as prior to such Casualty. If the estimated cost of any such restoring, replacing or repairing is Ten Thousand Dollars
($ 10,000) or more, the plans and specifications for same shall be first submitted to and approved in writing by Landlord, which approval shall not be unreasonably withheld but which approval may be conditioned on the receipt by Landlord of the approval of the holder of any Facility Mortgage, and, if reasonably required by Landlord or by the holder of any Facility Mortgage, Tenant shall immediately select an independent architect, approved by Landlord, who shall be in charge of such repairing, restoring or replacing. Tenant covenants that it will give to Landlord prompt written notice of any Casualty affecting the Premises or any portion thereof.

        SECTION 10.2. COMMENCEMENT AND COMPLETION OF
REPAIR. Within thirty (30) days after a Casualty or within fifteen ( 15) days after approval of the plans and specifications, whichever is later, Tenant shall commence to restore the affected portion of the Premises and Tenant shall complete the same within 180 days thereafter, provided, however, that in the case of damage resulting from a Casualty which cannot with due diligence be restored within said 180 day period, Tenant shall have an additional period of time to complete the repair or reconstruction, provided Tenant is proceeding promptly and with due diligence to complete the repair or restoration. Tenant may utilize all insurance proceeds available for any such repair or restoration, which Landlord covenants and agrees to make available to Tenant subject to the terms of SECTIONS 6 and 10.3 hereof and any required approval of any mortgagee. Tenant's obligation to make Rent payments and to pay all other charges required by this Lease shall not be abated during the period of the repair or restoration.

       SECTION 10.3. CONDITIONS OF RELEASE OF INSURANCE
PROCEEDS. No sums shall be disbursed by Landlord toward such repairing, rebuilding, restoring or replacing unless Tenant shall not be in default hereunder and it shall be first made to appear to the reasonable satisfaction of Landlord that either (i) the amount received from such insurance proceeds is sufficient to complete such work or (ii) if there is an amount required in excess of the amount received from such insurance proceeds, either said excess amount has been expended by Tenant or that Tenant has deposited such excess funds with Landlord so that, in either case, the total amount available will be sufficient to complete such repairing, rebuilding, restoring or replacing in accordance with the provisions of any mortgage and any plans and specifications submitted in connection herewith or in the event there is no mortgage to Landlord's reasonable satisfaction, free from any liens or encumbrances of any kind whatsoever and the funds held by Landlord shall be disbursed only upon the presentment of architect's or general contractor's certificates, waivers of lien, contractor's sworn statements, and other evidence of cost and payments as may be reasonably required by Landlord or the holder of any Facility Mortgage.

       SECTION 10.4. IMPOSSIBILITY OF REPAIR. Notwithstanding anything to the contrary contained in this SECTION 10, Tenant shall not be obligated to rebuild if the repairs or reconstruction of the damage cannot be made under existing laws, ordinances, statutes or regulations of any governmental authority applicable thereto or in the event the holder of the Facility Mortgage fails or refuses to make the insurance proceeds available to the Landlord or Tenant. In the event Tenant is unable to rebuild in accordance with the provisions hereof, this Lease shall terminate effective thirty (30) days after the damage occurs and Tenant shall remit or Landlord shall be entitled to retain all insurance proceeds to Landlord within ten (10) days of said Lease termination date free and clear of all liens or claims and shall promptly, at its own expense, remove from the Premises any of Tenant's Equipment not so damaged or destroyed.

       SECTION 10.5. PRIMARY INTENDED USE DEFINED. For the purposes of this SECTION 10 and SECTION 11, the Premises shall be deemed to have been rendered unsuitable for its primary intended use if, in the good faith judgment of Tenant reasonably exercised, the Facility cannot after any such loss be operated on a commercially practicable basis as an proprietary home for adults of the type and quality existing and licensed immediately prior to such loss, taking into account, among other relevant factors, the number of licensed and operational units affected by such loss.

       SECTION 10.6. NO ABATEMENT. This Lease shall remain in full force and effect and Tenant's obligation to make rental payments and to pay all other charges required by this Lease shall remain unabated during any period of repair or reconstruction.

       SECTION 11. CONDEMNATION.

       SECTION 11.1. TAKING OF WHOLE. If, during the Lease Term, so much of the Premises are taken or condemned in fee for a public or quasi-public use that the Premises are rendered Unsuitable For Its Primary Intended Use, this Lease shall terminate. Termination will be effective without entry or notice. Termination shall occur as of the day when possession is required to be surrendered to the taking or condemning authority.

       SECTION 11.2. TAKING OF A PORTION. If, during the Lease Term, a portion of the Premises and/or the Facility is taken or condemned in fee for a public or quasi-public use such that the Premises is not rendered Unsuitable For Its Primary Intended Use, this Lease shall not terminate.
If, however, as a result of the taking, the number of units available for operation of the Facility in existence immediately prior to the taking has been or must be reduced, Tenant shall be entitled to an abatement of rent. The rent abatement shall be to the extent that is fair, just and equitable to both Tenant and Landlord, taking into consideration, among other relevant factors, the number of licensed units or suites and/or parking lots, driveways or walkways affected by such loss.

       SECTION 11.3. DAMAGES FOR TAKING. All damages awarded in connection with the taking of the Premises shall vest in Landlord; provided, however, that Landlord shall make the same available to Tenant for the repair or reconstruction of the Premises. All damages awarded in connection with the taking of the leasehold estate and Tenant's Equipment shall vest in Tenant.

       SECTION 12. DEFAULT.

       SECTION 12.1. EVENTS OF DEFAULT. The occurrence of any of the events, acts or circumstances described in this SECTION 12.1 shall constitute an Event of Default under this Lease.

       SECTION 12.1.1. FAILURE IN PAYMENT. Failure by Tenant to pay in full any rent payable under this Lease when due and the continuance of such failure for ten ( 10) days after Landlord has given Tenant written notice of such failure.

       SECTION 12.1.2. FAILURE IN OTHER PERFORMANCE. Failure by
Tenant to observe, perform or comply with any of the terms, covenants, agreements or conditions contained in this Lease (other than as specified in SECTION 12.1.1), and the continuance of such failure for thirty (30) days after Landlord has given Tenant notice of such failure. If Tenant has promptly commenced and diligently pursued remedial action within said thirty (30) day period but has been unable to cure its default (except for any default that can be reasonably cured by the payment of money) prior to the expiration thereof, said thirty (30) day period shall be extended for the minimum time reasonably required for the completion of Tenant's remedial action.

       SECTION 12.1.3. BANKRUPTCY/INSOLVENCY. The making by
Tenant of an assignment for the benefit of its creditors or the commencement of proceedings in a court of competent jurisdiction for reorganization, liquidation or involuntary dissolution of Tenant or for the adjudication of Tenant as a bankrupt or insolvent or for the appointment of a receiver of the property of Tenant, which proceedings are not dismissed and any receiver, trustee or liquidator appointed therein is not discharged, within ninety (90) days after the institution thereof.

        SECTION 12.1.4. ABANDONMENT. The abandonment of the
Premises by Tenant other than as a result of the damage, destruction or taking thereof.

        SECTION 12.1.5. REVOCATION OR TERMINATION OF
LICENSE. The final, non-appealable revocation or termination by any governmental agency having jurisdiction over the Facility of Tenant's license to operate the Facility.

        SECTION 12.1.6. OTHER AGREEMENTS. Failure by Tenant or any affiliate of Tenant to observe, perform or comply with any of the terms, covenants, agreements or conditions of any other lease or agreement with Landlord, which failure continues beyond any grace period specified therein.

        SECTION 12.1.7. DISSOLUTION. The failure by Tenant to maintain its existence as a partnership, dissolves or disposes of all or substantially all of its assets, other than in conjunction with an assignment of the Lease to Emeritus Corporation ("Emeritus") or a wholly owned subsidiary thereof if and to the extent Emeritus or said subsidiary is at anytime permitted under New York law to be the licensed operator of the Facility.

        SECTION 12.1.8. JUDGMENTS. The entry of a final, non-appealable judgment or series of judgments, which is or are not covered by insurance, in an amount individually or in the aggregate exceeding $500,000, which judgments remain unsatisfied for a period of 60 days.

        SECTION 12.1.9. REMOVAL OF GENERAL PARTNERS. If any of the general partnership interests of Tenant are sold, assigned, conveyed, transferred or changed at any time when Tenant is the tenant hereunder and such sale, assignment, conveyance, transfer or change results in the withdrawal or removal of both of the persons who were general partners of Tenant on the Commencement Date unless said replacement general partners are approved by Landlord, which approval shall not be unreasonably withheld if he is satisfied as to (A) their operational expertise or the operational expertise of any manager retained by them and (B) their ability to meet the financial obligations imposed on Tenant hereunder and which approval shall be granted in the event Emeritus continues to operate the Facility under the Administrative Services Agreement (as defined below).

        SECTION 12.2. REMEDIES.

        SECTION 12.2.1. RIGHT OF RE-ENTRY. Upon the occurrence of any Event of Default, Landlord, in addition to the other rights or remedies he may have, shall have the immediate right of re-entry without any additional notice to Tenant.

       SECTION 12.2.2. RIGHT OF TERMINATION. Should Landlord elect to re-enter, as herein provided, or should it take possession pursuant to legal proceedings or pursuant to any notice provided for by law, Landlord may either terminate this Lease or it may from time to time, without terminating this Lease, relet the Premises or any part thereof for the account of Tenant for such term or terms, which may be for a term shorter than or for a term extending beyond the Lease Term, and at such rental or rentals and on such other terms and conditions as Landlord, in his reasonable discretion, may deem advisable. Should Landlord at any time terminate this Lease as a result of any Event of Default, in addition to any other remedy he may have, Landlord may recover from Tenant all damages incurred by reason of such Event of Default, including the cost of recovering the Premises.

       SECTION 12.2.3. RIGHT TO TERMINATE POSSESSION.
Notwithstanding the foregoing, should Landlord terminate this Lease, Tenant shall have the right to re-enter the Premises within ten (10) days of the termination of Tenant's possession of the Premises for the sole purpose of removing any of Tenant's Equipment located thereon or therein. Whether or not Landlord elects to terminate this Lease, Landlord may terminate Tenant's right to possession of the Premises by any lawful means, in which case all of Tenant's rights in this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. Possession of the Premises includes possession of all Personal Property, residents, resident records, Campus business records, general intangibles and proceeds but specifically excludes possession of Tenant's Equipment.

       SECTION 12.2.4. DAMAGES. Any termination of this Lease by
Landlord shall not in any event terminate Tenant's obligation to pay Basic Rent, additional rent and other amounts owed by Tenant pursuant to this Lease for the full Lease term (collectively for purposes of this paragraph the "Rent"). Landlord shall have the right to recover from Tenant (a) the worth, at the time of the award, of the unpaid Rent that had been earned at the termination of this Lease, and (b) the worth, at the time of the award, of the amount by which the unpaid Rent that would have been earned after the date of termination of this Lease until the time of the award exceeds the amount of the loss of Rent that Tenant proves could have been reasonably or has actually been avoided by Landlord, and (c) the present value, at the time of the award, of the amount by which the unpaid Rent for the balance of the Lease Term after the time of the award exceeds the amount of the loss of Rent that Tenant proves could have been reasonably or actually has been avoided by Landlord, and (d) any other amount, and court costs and reasonable attorneys' fees, necessary to compensate Landlord for all detriment and damage proximately caused by Tenant's default. The worth at the time of the award as used in (a) and (b) of the preceding sentence is to be computed by allowing interest at an annual rate of interest of two percent (2%) above the prime rate of interest published in The Wall Street Journal, but in no event at a rate which would be deemed to be usurious under New York law (the "Prime Rate").
In the event that The Wall Street Journal ceases or fails to publish or announce a prime rate, the amounts due hereunder shall bear interest at the Prime Rate announced by the bank designated by Landlord, provided such a bank is among the top twenty-five (25) banks in the United States in terms of deposits. The present value at the time of the award as referred to in (c) above is to be computed by discounting the amount at the annual discount rate of the Federal Reserve Bank of New York at the time of the award, plus l%; provided, however, notwithstanding any provision herein to the contrary, Landlord shall be entitled to a minimum recovery equal to the amount actually paid by Landlord in whole or in partial satisfaction of any Facility Mortgage if and to the extent the same as a result of the Tenant's default hereunder.

       SECTION 12.3. NO REMEDY EXCLUSIVE. No remedy herein conferred upon or reserved to Landlord or Tenant is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Lease or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right, remedy, or power accruing upon any Event of Default shall impair any such right, remedy or power or shall be construed to be a waiver thereof unless and until such Event of Default has been cured.

       SECTION 13. LANDLORD'S RIGHT TO PERFORM TENANT'S
COVENANTS.

       SECTION 13.1. LANDLORD'S OPTION TO PERFORM. If Tenant defaults in the making of any of the payments, or the performance of any of the obligations provided for in this Lease, Landlord may, at his option and on behalf of Tenant, make any such payments or perform any such obligations.

       SECTION 13.2. NOTICE TO TENANT. Before exercising that option, however, Landlord must give Tenant written notice of Tenant's default and of Landlord's intention to correct that default. If thirty (30) days after such notice, or such shorter time period as Landlord may specify in the notice if further delay would impair materially any substantial right, property, or benefit of Landlord, Tenant has not corrected such default, Landlord may exercise his rights under this SECTION 13.

       SECTION 13.3. REIMBURSEMENT TO LANDLORD. In the event
Landlord performs any obligation on Tenant's behalf, Tenant shall reimburse Landlord for any amounts reasonably paid or expended.
This reimbursement shall be due and payable on the next rent payment date after the expense is incurred that rent is otherwise due. Landlord shall not be held liable or in any way responsible for any loss, inconvenience, annoyance or damage resulting to Tenant on account of such performance by Landlord, unless Landlord is found to have been negligent or engaged in willful misconduct in his performance. All amounts payable by Tenant to Landlord under any of the provisions of this Lease, if not paid when the same become due as in this Lease provided or within ten ( 10) days after written demand therefor from Landlord, shall bear interest from the date they become due until paid, at the Prime Rate.

        SECTION 14. QUIET ENJOYMENT. Landlord covenants and agrees that, so long as Tenant observes and performs all of the covenants, conditions, and stipulations of this Lease, Tenant may lawfully and quietly hold, occupy and enjoy the Premises during the Lease Term subject to the terms of any Facility Mortgage and any Subordination, Non-Disturbance and Attornment Agreement executed in conjunction therewith.

        SECTION 15. ASSIGNMENT AND SUBLETTING.

        SECTION 15.1. AFFILIATE ASSIGNMENTS. Tenant may, without prior approval from Landlord, sublease the Premises or assign its rights and obligations under this Lease to Emeritus or any sister or subsidiary corporation of Emeritus or a limited liability company or other legal entity owned at lease 50% by Tenant, Emeritus or a sister or subsidiary corporation of Emeritus (an "Affiliate"). Tenant shall give Landlord thirty
(30) days prior written notice of any such assignment or subletting, and shall give to Landlord, concurrently with such assignment, an executed original assignment agreement wherein such assignee agrees to be bound by the terms and conditions of this Lease. No such assignment shall serve to relieve Tenant (or to the extent they may be severally liable for the obligations of Tenant, its general partners) of liability hereunder unless such a release is specifically approved by Landlord based in his satisfaction with the credit worthiness and operational expertise of the assignee, in which case Landlord shall executed a full release of Tenant and its general partners from any further liability hereunder other than liability, if any, for the acts or omissions of Tenant prior to the date of such assignment. The sale or transfer of the capital stock of Emeritus on a national stock exchange and the issuance of additional shares of stock in Emeritus in an underwritten public offering or a qualified private placement transaction shall not constitute an assignment of this Lease for purposes hereof.

        SECTION 15.2. OTHER SUBLEASES AND ASSIGNMENTS.
Tenant may sublease the Premises or assign its rights and obligations under this Lease to a person or entity that is not an Affiliate with the prior written consent of Landlord, which consent shall not be unreasonably withheld. For purposes hereof, Tenant shall be deemed to have assigned its rights hereunder in the event of a voluntary or involuntary sale or assignment of the stock or other ownership interest in Tenant and Landlord shall not be deemed to have unreasonably withheld his consent if he is not reasonably satisfied with the ability of the proposed assignee or sublessee to fulfill the operational and financial obligations imposed on Tenant hereunder or in the event any Facility Mortgage fails or refuses to consent thereto to the extent such consent is required by the terms of any Facility Mortgage. No such sublease or assignment shall serve to relieve Tenant (or to the extent they may be severally liable for the obligations of Tenant, its general partners) of liability hereunder unless such a release is specifically approved by Landlord based in his satisfaction with the credit worthiness and operational expertise of the assignee or sublessee, in which case

Landlord shall executed a full release of Tenant and its general partners from any further liability hereunder other than liability, if any, for the acts or omissions of Tenant prior to the date of such assignment.

        SECTION 15.3. LANDLORD ASSIGNMENT RIGHTS. Landlord may at any time assign his rights and obligations under this Lease, provided, however, that Landlord shall furnish to Tenant a written statement from Landlord's assignee that such assignee recognizes all of Tenant's rights under this Lease. Notwithstanding the failure of Landlord to obtain said recognition from Landlord's assignee, any assignment of Landlord's rights and obligations shall be subject to Tenant's rights under this Lease.

        SECTION 15.4. SUBSEQUENT ASSIGNMENTS AND
SUBLEASES. No assignment or subletting that is approved pursuant to this
SECTION 15 shall be deemed to remove any subsequent assignment or subletting from the provisions of this SECTION 15, it being the intent hereof that every assignment and subletting, whenever occurring, shall require the same approval as is set forth herein for an original assignment or subletting.

        SECTION 16. ADMINISTRATIVE SERVICES AGREEMENT.
Landlord acknowledges and agrees that Tenant shall be permitted, without the consent of Landlord, to enter into an Agreement to Provide
Administrative Services (the "Administrative Services Agreement") with Emeritus or any Affiliate, pursuant to which Emeritus or such Affiliate shall provide to Tenant administrative and consulting services in connection with the operation of the Facility. The Administrative Services Agreement shall be substantially in the form of Exhibit G attached hereto and incorporated herein by this reference, subject to amendment.

        SECTION 17. ATTORNMENT; RIGHT TO CURE LANDLORD'S
DEFAULT.

        SECTION 17.1. ATTORNMENT. Tenant covenants and agrees that, if by reason of a default upon the part of the Landlord herein in the performance of any of the terms and conditions of any Facility
Mortgage, the estate of Landlord thereunder is terminated by summary disposition proceedings or otherwise, Tenant will attorn to the then holder of such Facility Mortgage or the purchaser in such foreclosure proceedings, as the case may be, and will recognize such holder of the Facility Mortgage or such purchaser as the Landlord under this Lease; provided, however, that the holder of such Facility Mortgage or the purchaser in foreclosure proceedings agrees in writing not to disturb Tenant's quiet enjoyment of the Premises so long as Tenant is not in default hereunder. Tenant covenants and agrees to execute and deliver, at any time and from time to time, upon reasonable request of Landlord or the holder of such Facility Mortgage or the purchaser in foreclosure, any instrument which may be necessary to evidence such attornment.

        SECTION 17.2. TENANT'S CURE RIGHT. Tenant shall have the right to cure any default by Landlord in the payment of any amounts due under any Facility Mortgage secured by the Premises and to offset any such sums against its rent next coming due under the terms of this Lease.

        SECTION 18. LANDLORD INSPECTION. Landlord may enter upon the Premises during normal business hours and upon prior notice for the purpose of inspecting the same provided that such inspection shall not disrupt or materially interfere with Tenant's operations at the Premises and provided further that Landlord shall have the right to enter with or without notice in the event of an emergency or to conduct visual inspections of the Premises only.

         SECTION 19. ESTOPPEL STATEMENTS. The parties hereto shall, at any time and from time to time upon not less than ten (10) days prior written notice from the other party, execute, acknowledge and deliver to such other party, in form reasonably satisfactory to such other party or to such other party's mortgagee, a written statement certifying (if true) that this Lease is unmodified and in full force and effect (or if there have been modifications stating the nature thereof, that such other party is not in default hereunder (or specifying the nature of any default), the date to which rental and other charges have been paid and such other information as may be reasonably required by such other party. It is intended that any such statement delivered pursuant to this subsection may be relied upon by any prospective purchaser or mortgagee of the Premises and their respective successors and assigns.

       SECTION 20. SUBORDINATION. This Lease is and shall be subject and subordinate to the lien of any Facility Mortgage which may now or hereafter affect the Premises and to all renewal, modifications, consolidations, replacements and extensions thereof. Tenant agrees to execute and deliver upon demand such further instruments subordinating this Lease to any such liens or encumbrances as shall be reasonably requested by Landlord.

       SECTION 21. RIGHT OF FIRST REFUSAL. During the Lease Term,
Landlord shall not sell the Premises to a third party ("Third Party") at any time when this Lease is not in default unless and until (i) Landlord has received and, subject to Tenant's right of first refusal, accepted a bona fide written offer ("Offer") from Third Party containing the sales price and all of the terms and conditions upon which Landlord is willing to sell the Premises to Third Party, and (ii) Landlord has provided Tenant with a copy of the Offer and twenty (20) days in which to advise Landlord that it will acquire the Premises on the same terms and conditions as reflected in the Offer or that it will waive its right of first refusal with respect to the Offer. In the event Tenant elects to purchase the Premises on the terms reflected in the Offer, the closing of the sale of the Premises shall occur in accordance with the Offer. In the event Tenant elects to waive its right to purchase the Premises on the terms reflected in the Offer, said waiver shall not affect Tenant's right of first refusal with respect to any future offers. Further, in the event Tenant elects to waive its right to purchase the Premises on the terms reflected in said Offer and the closing of the transaction provided for therein fails to close within ninety (90) days after said waiver or the terms of the sale are revised to be more favorable to the purchaser than those reflected in the Offer, Landlord shall not be permitted to sell the Premises without first offering Tenant the right to purchase the same on the terms reflected in the Offer or in the revised
Offer, as applicable, all in accordance with the terms hereof.

        SECTION 22. TRANSFER OF OPERATIONS.

        SECTION 22.1. GENERAL OBLIGATIONS. The date on which this
Lease either terminates pursuant to its terms or is terminated by either party whether pursuant to a right granted to it hereunder or otherwise other than as a result of the exercise by Tenant purchase of the Premises pursuant to
Section 21 shall be referred to as the "Transfer Date" in this Section. On the Transfer Date, this Lease shall be deemed and construed as an absolute assignment for purposes of vesting in Landlord all of Tenant's right, title and interest in and to the following intangible property which is now or hereafter used in connection with the operation of the Premises (the "Intangibles") and an assumption by Landlord of Tenant's obligations under the Intangibles:

       (a) service contracts for the benefit of the Premises to which Tenant is a party, and which can be terminated without penalty by Tenant or within thirty (30) or fewer days' notice;

       (b) any provider agreements with Medicare, Medicaid or any other third-party payor programs (excluding the right to any reimbursement for periods on or prior to the Transfer Date) entered in connection with the Premises to the extent assignable by Tenant;

       (c) all licenses, permits, accreditations, and certificates of occupancy issued by any federal, state, municipal or quasi-governmental authority for the use, maintenance or operation of the Premises, running to or in favor of Tenant, to the extent assignable by Tenant;

       (d) all documents, charts, personnel records, property manuals, resident records and lists maintained with respect to the Premises (subject to the resident's rights to access to his/her medical records as provided by law and confidentiality requirements), books, records, files and other business records attributable to the business or operations of the Premises except to the extent included within Tenant's Equipment as defined in
Section 1.2.1, in which case the same shall be and remain the property of Tenant;

        (e) all existing agreements with residents and any guarantors thereof of the Premises, to the extent assignable by Tenant (excluding the right to any payments for periods prior to the Transfer Date);

        (f) all assignable guaranties and warranties in favor of Tenant with respect to the Premises and/or the Personal Property;

        (g) all other assignable intangible property not enumerated herein which is now or hereafter used in connection with the operation of the Premises as an assisted living facility except to the extent such intangible property is included in Tenant's Equipment, in which case the same shall be and remain the property of Tenant; and

        (h) the business of the Tenant as conducted at the Premises as a going concern, including but not limited to the names of the business conducted thereon and all telephone numbers presently in use therein but specifically excluding the name "Emeritus" and any variations thereof and any proprietary materials developed by Tenant and used in connection with its operations at locations other than the Facility.

       SECTION 22.2. REVENUES AND EXPENSES. Tenant shall be responsible for and pay all accrued expenses with respect to the Premises and Personal Property accruing on or before 12:00 am on the Transfer Date and shall be entitled to receive all revenues from the Premises for the period through 12:00 am on the Transfer Date. Landlord shall be responsible for and pay all accrued expenses with respect to the Premises and the Personal Property accruing on or after 12:01 a.m. on the day after the Transfer Date and shall be entitled to receive and retain all revenues from the Premises accruing on or after 12:01 a.m. on the day after the Transfer Date. Within fifteen (15) business days after the Transfer Date, the following adjustments and prorations shall be determined as of the Transfer Date and the party to whom payment is owed shall receive said payment within said fifteen (15) day period:

        (a) Real estate taxes, ad valorem taxes, school taxes, assessments and personal property, intangible and use taxes, if any. If the actual ad valorem taxes are not available on the Transfer Date for the tax year in which the Transfer Date occurs, the proration of such taxes shall be estimated at the Transfer Date based upon reasonable information available to the parties, including information disclosed by the local tax office or other public information, and an adjustment shall be made when actual figures are published or otherwise become available.

        (b) Tenant will terminate the employment of all employees on the Transfer Date. The obligation for wages and the obligation, if any, to pay to employees of the Premises accrued vacation and sick leave pay or employee severance pay or other accrued benefits which may be payable as the result of any termination of any employee on or prior to the Transfer Date for the period prior to the Transfer Date shall remain the Tenant's obligation after the Transfer Date.

        (c) Landlord shall receive a credit equal to any advance payments by residents of the Premises to the extent attributable to periods following the Transfer Date.

        (d) The present insurance coverage on the Premises shall be terminated as of the day next following the Transfer Date.

        (e) All other income from, and expenses of, the Premises (other than mortgage interest, principal and trustee fees), including but not limited to public utility charges and deposits, maintenance charges and service charges shall be prorated between Tenant and Landlord as of the Transfer Date. Tenant shall, if possible, obtain final utility meter readings as of the Transfer Date. To the extent that information for any such proration is not available on the Transfer Date, Tenant and Landlord shall effect such proration within ninety (90) days after the Transfer Date.

        (f) Tenant shall receive a credit equal to (i) any sums held in escrow by Landlord or the holder of any mortgage for taxes or insurance premiums and paid by Tenant; and (ii) any other sums paid by Tenant and being held by Landlord for the benefit of Tenant provided that any such sums are not needed to pay costs and expenses which relate to the period prior to the Transfer Date, in accordance with the applicable provisions of this Lease.

        (g) Landlord shall receive a credit for any amounts due by Tenant pursuant to the terms of this Lease, including payments due to third party vendors, which are paid by Landlord on behalf of Tenant.

        SECTION 22.3. POSSESSION. All necessary arrangements shall be made to provide possession of the Premises to Landlord on the Transfer
Date, at which time of possession Tenant shall deliver to Landlord all medical records, resident records and other personal information concerning all residents residing at the Premises as of the Transfer Date and other relevant records used or developed in connection with the business conducted at the Premises other than Tenant's corporate business records, manuals, forms and systems documentation except to the extent specifically excluded under Section 22.1. Such transfer and delivery shall be in accordance with all applicable laws, rules and regulations concerning the transfer of medical records and other types of resident records.

        SECTION 22.4. RESIDENT FUNDS. Within fifteen ( 15) days following the Transfer Date, Tenant shall provide Landlord with an accounting of all funds belonging to residents at the Premises which are held by Tenant in a custodial capacity, if any. Such accounting shall set forth the names of the residents for whom such funds are held, the amounts held on behalf of each such resident and the Tenant's warranty that, to the actual current knowledge of Tenant, the accounting is true, correct and complete. Additionally, Tenant, in accordance with all applicable rules and regulations, shall make all necessary arrangements to transfer such funds to a bank account designated by Landlord, and Landlord shall in writing acknowledge receipt of and expressly assume all the Tenant's financial and custodial obligations with respect thereto, it being the intent and purpose of this provision that, on the Transfer Date, Tenant will be relieved of all fiduciary and custodial obligations, and that Landlord will assume all such obligations and be directly accountable to the residents, with respect thereto. Notwithstanding the foregoing, Tenant will indemnify and hold Landlord harmless from all liabilities, claims and demands, including reasonable attorney's fees, in the event the amount of funds, if any, transferred to Landlord's bank account as provided above, did not represent the full amount of the funds then or thereafter shown to have been delivered to Tenant as custodian that remain undisbursed for the benefit of the resident for whom such funds were deposited, or with respect to any matters relating to resident funds which accrue during the Term of this Lease.

        SECTION 22.5. Accounts Receivable. All cash, checks and cash equivalents at the Premises and deposits in bank accounts (other than resident trust accounts) relating to the Premises on the Transfer Date shall remain Tenant's property after the Transfer Date. All accounts receivable, loans receivable and other receivables of Tenant, whether derived from operation of the Premises or otherwise, shall remain the property of Tenant after the Transfer Date. Tenant shall retain full responsibility for the collection thereof. Landlord shall assume responsibility for the billing and collection of payment on account of services rendered by it on and after the Transfer Date. In order to facilitate Tenant's collection efforts, Tenant agrees to deliver to Landlord, within a reasonable time after the Transfer Date, a schedule identifying all of those balances owing for the month prior to the Transfer Date and Landlord agrees to apply any payments received which are specifically designated as being applicable to services rendered in the case of the Facility prior to the Transfer Date to reduce the pre-Closing balances of said residents by promptly remitting said payments to Tenant.
In the event payments specifically indicate that they relate to services rendered or rental periods post-Transfer, such payments shall be retained by Landlord. In the event no designation is made, such payments shall be applied first to Tenant's accounts receivable, with the balance, if any, applied to Landlord's accounts receivable. Landlord shall cooperate with Tenant in Tenant's collection of its pre-Transfer Date accounts receivable. Subject to the provisions of Section 22.6, Landlord shall have no liability for uncollectible receivables and shall not be obligated to bear any expense as a result of such activities on behalf of Tenant. Subject to the provisions of Section 22.6, Landlord shall remit to Tenant or its assignee those portions of any payments received by Landlord which are specifically designated as repayment or reimbursement received by Landlord arising out of cost reports filed for the cost reporting periods ending on or prior to the Transfer Date.

       SECTION 22. 6. THIRD PARTY PAYOR PAYMENTS. With respect to residents in the Premises on the Transfer Date receiving payments from Medicare, Medicaid or any other third party payor, Landlord and Tenant agree as follows:

        (a) With respect to Medicare and Medicaid residents, if any, Landlord and Tenant agree that payment for in-house residents covered by Medicare or Medicaid on the Transfer Date will, under current regulations, be paid by Medicare or Medicaid directly to Tenant for services rendered at the Premises prior to the Transfer Date allocated on the per diem basis. Said payments shall be the sole responsibility of Tenant and, except as provided in SECTION 22. 6(b), Landlord shall in no way be liable therefor. After the Transfer Date, Landlord and Tenant shall each have the right to review supporting books, records and documentation that are in the possession of the other relating to Medicare or Medicaid payments.

        (b) If, following the Transfer Date, Landlord receives payment from any state or federal agency or third-party payor which represents reimbursement with respect to services provided at the Premises prior to the Transfer Date, including payments arising from rate adjustments occurring after the Transfer Date, Landlord agrees that it shall remit such payments to Tenant. Payments by Landlord to Tenant shall be accompanied by a copy of the appropriate remittance advices.

        SECTION 22.7. FURTHER ASSURANCES. In addition to the obligations required to be performed hereunder by Tenant and Landlord at the Transfer Date, Tenant and Landlord agree to perform such other acts, and to execute, acknowledge, and/or deliver subsequent to the Transfer Date such other instruments, documents and materials, as the other may reasonably request in order to effectuate the consummation of the transaction contemplated herein. The obligations hereunder shall survive termination or expiration of the Lease.

        SECTION 22.8. INDEMNIFICATION. Tenant and Landlord each, for himself, itself, and his and its successors and assigns hereby indemnifies and agrees to defend and hold the other and his and its successors and assigns harmless from any and all claims, demands, obligations, losses, liabilities, damages, recoveries and deficiencies (including interest, penalties and reasonable attorney's fees, costs and expenses) (hereinafter collectively "the Claims") which either of them may suffer as a result of the breach by the other party in the performance of any of his or its commitments, covenants, or obligations under this SECTION 22. Tenant does further agree to indemnify, defend and hold harmless Landlord from any such Claims or with respect to any suits, arbitration proceedings, administrative actions or investigations which relate to the use by Tenant of the Premises prior to the Transfer Date or any liability which may arise from operation of the Premises as an assisted living facility prior to the Transfer Date. Landlord does further agree to indemnify, defend and hold harmless Tenant from any such Claims or with respect to any suits, arbitration proceedings, administrative actions or investigations which relate to the ownership of the Premises by Landlord or the use of the Premises by Landlord or the operation thereon of the Facility after the Transfer Date. The rights of Landlord under this paragraph are without prejudice to any other remedies not inconsistent herewith which Landlord may have against Tenant pursuant to the terms of this Lease and the rights of Tenant hereunder are subject to SECTION 8.3. hereof.

       SECTION 22.9. EFFECT OF DEFAULT. Anything to the contrary contained in this SECTION 22 notwithstanding, in the event the termination of this Lease is due to a default by Tenant, none of the provisions of this
SECTION 22 shall in any way limit, reduce, restrict or modify the rights granted to Landlord pursuant to SECTIONS 12.2 AND 12.3 of this Lease.
If the termination of this Lease is a result of an Event of Default, then to the extent any monies are due to Tenant pursuant to this SECTION 22, such sums shall first be applied by Landlord to any damages suffered by Landlord as a result of Tenant's Event of Default, with any excess remitted to Tenant subject to the terms of this SECTION 22.

                            PART II


       Landlord and Tenant hereby enter into this Lease in reliance on the following representations and warranties and covenants and subject to the following conditions:

       SECTION 1. REPRESENTATIONS AND WARRANTIES.

       SECTION 1.1. TENANT'S REPRESENTATIONS. Tenant represents, warrants and covenants to Landlord as follows:


       SECTION 1.1.1. Tenant is a general partnership duly organized and validly existing under the laws of the state of Washington and is duly qualified to do business in the State of New York.

       SECTION 1.1.2. This Agreement is valid, binding and enforceable against Tenant in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, or other similar laws relating to the enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The execution of this Agreement and the consummation of the transactions contemplated herein do not and will not result in a breach of the terms and conditions of nor constitute a default under or violation of Tenant's partnership agreement or any law, regulation, court order, mortgage, note, bond, indenture, agreement, license or other instrument or obligation to which Tenant is now a party or by which any of its assets may be bound or affected, subject, however, to Tenant obtaining those third party consents and regulatory approvals for which it is responsible under the terms hereof.

         SECTION 1.1.3. Subject to obtaining the third party consents and regulatory approvals which it and/or Landlord are required to use their best efforts to secure, Tenant has full power and authority to execute and to deliver this Agreement and all related documents, and to carry out the transactions contemplated herein and therein.

        SECTION 1.1.4. Tenant has duly and properly taken or obtained or caused to be taken or obtained, or prior to the Commencement Date will have duly and properly taken or obtained or caused to be taken or obtained, all action necessary for Tenant (i) to enter into and to deliver this Agreement and any and all documents and agreements executed by Tenant in connection herewith or in furtherance hereof and (ii) to carry out the terms hereof and thereof and the transactions contemplated herein and therein, which action shall include, but not be limited to, using its best efforts to obtain the third party consents and regulatory approvals for which it is responsible under the terms hereof. No other action by or on behalf of Tenant is or will be necessary to authorize the execution, delivery and performance of this Agreement and any documents and agreements executed by Tenant in connection herewith or consummation of the transactions contemplated herein, other than securing those third party consents and regulatory approvals for which Tenant is responsible under the terms hereof. Nothing herein shall be construed as a guarantee by Tenant that it will be able to secure the third party consents or regulatory approvals for which it is responsible, but rather this paragraph shall be limited to Tenant's representation and warranty that it will use its best efforts to secure such third party consents and regulatory approvals.

        SECTION 1.1.5. There is no, nor has Tenant received written or verbal notice of any, litigation, administrative investigation or other proceeding pending or, to the best of Landlord's knowledge based on written notice with respect thereto, threatened by any governmental authority having jurisdiction over Tenant or by any other party against or relating to Tenant where the amount claimed exceeds $1,000,000 in any single action or $10,000,000 in the aggregate. Tenant is not a party to or bound by any orders, judgments, injunctions, decrees or settlement agreements under which it may have continuing obligations as of the date hereof or as of the Commencement Date and which are likely to materially restrict or affect the present business operations of Tenant taken as a whole. The right or ability of Tenant to consummate the transaction contemplated herein has not been challenged by any governmental agency or any other person and Tenant has no knowledge of the occurrence of any event which would provide a reasonable basis for any such litigation, investigation or other proceeding.

         SECTION 1.1.6. Tenant has not (i) made any contributions, payments or gifts to or for the private use of any governmental official, employee or agent where either the payment or the purpose of such contribution, payment or gift is illegal under the laws of the United States or the jurisdiction in which made, (ii) established or maintained any unrecorded fund or asset for any purpose or made any false or artificial entries on its books, (iii) given or received any payments or other forms of remuneration in connection with the referral of residents which would violate the Medicare/Medicaid Anti-kickback Law, Section 1128(b) of the Social
Security Act, 42 USC Section 1320a-7b(b) or any analogous state statute or
(iv) made any payments to any person with the intention or understanding that any part of such payment was to be used for any purpose other than that described in the documents supporting the payment.

       SECTION 1.1.7. No representation or warranty by or on behalf of Tenant contained in this Agreement, as those representations have been modified by the terms of any written disclosure to Landlord and no statement contained in any certificate, list, exhibit, or other instrument furnished or to be furnished to Landlord pursuant hereto contains or will contain any untrue statement of a material fact, or omits or will omit to state any material facts which are necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

       SECTION 1.2. LANDLORD REPRESENTATIONS. Landlord represents, warrants and covenants to Tenant as follows:

      SECTION 1.2.1. This Agreement is valid, binding and enforceable against Landlord in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization other similar laws relating to the enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Except to the extent consent may be required under the Facility Mortgage if the same is encumbering the Premises on the Commencement Date or under any written financing commitment issued to Landlord as of the Commencement
Date, the execution of this Agreement and the consummation of the transactions contemplated herein in accordance with the terms hereof do not and will not result in a breach of the terms and conditions of nor constitute a default under or violation of any law, regulation, court order, mortgage, note, bond, indenture, agreement, license or other instrument or obligation to which Landlord is now a party or by which any of Landlord's assets may be bound or affected.

      SECTION 1.2.2. Landlord has authority to execute and to deliver this Agreement and all related documents, and to carry out the transactions contemplated herein and therein and (i) to own the Premises as the same is presently owned and (ii) to conduct his business as the same is now being conducted.

       SECTION 1.2.3. True and correct copies of the financial statements requested by Tenant relating to the operations of Landlord at the Facility for the fiscal year ended December 31,1995 are attached hereto as Exhibit H. Except as otherwise noted therein, all such financial statements have been prepared in accordance with generally accepted accounting principles
("GAAP") consistently applied, fairly represent the financial condition, and accurately set forth in all material respects as and to the extent required by GAAP the results of the operations of Landlord at the Facility for the periods covered thereby subject to customary year end adjustments (the "Landlord Financials"). Any financial statements prepared by Landlord subsequent to the date of the Landlord Financials or the date hereof will fairly represent the financial condition, and will accurately set forth in all material respects the results of the operations, of Landlord for the periods covered thereby and will be provided to Tenant within ten (10) days after the completion thereof.

       SECTION 1.2.4. Since the date of the Landlord Financials there has not been any material adverse change in the financial condition (including, but not limited to, the working capital), business, assets, liabilities or results of operations of the Facility, whether in the ordinary course of business or otherwise.

       SECTION 1.2.5. Landlord has all material licenses, permits and authorizations necessary for the lawful ownership and operation of the Facility ( the "Landlord Licenses"). True and correct copies of the licenses issued most recently by the applicable health care authority with respect to the operation of the Facility are attached hereto as Exhibit I. Landlord has not received written or verbal notice of any action or proceeding which has been initiated or is proposed to be initiated by the appropriate state or federal agency having jurisdiction thereof, to either revoke, withdraw or suspend any of the Landlord Licenses [or to terminate the participation of the Facility in either the Medicare or Medicaid Programs (to the extent it participates therein)] or any judicial or administrative agency judgment or decision not to renew any of the Landlord Licenses or any licensure or certification action of any other type, which would have a material adverse effect on the business, assets or financial condition of the Facility.

       SECTION 1.2.6. With respect to the compliance of the Facility with law:

       (a) Set forth in Exhibit J is a list of the most recent licensure or certification surveys for the Facility, copies of which have been made available to Tenant as of the date hereof. The Facility and its current operation and use is in substantial compliance with all applicable municipal, county, state and federal laws, regulations, ordinances, standards and orders and with all municipal health, building and zoning by-laws and regulations (including, without limitation, the building, zoning and life safety codes) where the failure to comply therewith would have a material adverse effect on the business, property, condition (financial or otherwise) or operation thereof;

       (b) Except as set forth in Exhibit K, there are no outstanding cited deficiencies or written work orders of any authority having jurisdiction over the Facility requiring conformity to any applicable statute, regulation, ordinance or bylaw, which have not been corrected as of the date hereof and all such outstanding deficiencies and work orders will be satisfied by Landlord prior to the Commencement Date; provided, however, that in the event said deficiencies or work orders are of a nature that they cannot be completed prior to the Commencement Date, Tenant shall permit Landlord such reasonable access to the Facility as he may need to complete the same and Landlord shall proceed with all due diligence to complete the same as soon as practicable after the Commencement Date;

        (c) Landlord has not received written or, to the best of Landlord's knowledge, verbal notice from any licensing or certifying agency supervising or having authority over the Facility requiring it to be reworked or redesigned or additional furniture, fixtures, equipment or inventory to be provided thereat so as to conform to or comply with any existing law, code or standard except where the requirement either (i) has been fully satisfied prior to the date hereof, (ii) will be satisfied by Landlord prior to the Commencement Date, (iii) will be in the process of being satisfied in the ordinary course of Landlord's business pursuant to the terms of a Plan of Correction or other documentation submitted to and approved by the appropriate authority or (iv) will be the subject of a valid written waiver issued by the applicable licensing or certifying agency; and

        (d) If and to the extent applicable, Landlord has no knowledge based on the results of facility surveys or complaint investigations provided verbally or in writing to the Facility by the applicable supervising agency or authority that the Facility participating in the Medicare or Medicaid
Programs is not in substantial compliance with all Conditions and Standards of Participation in the Medicare and Medicaid Programs.

        (e) There is no action pending or threatened against the Facility to revoke or suspend its license or to ban or limit admissions thereto or, to the extent applicable, to terminate or not renew its participation in the Medicare or Medicaid Programs.

        SECTION 1.2.7. There are no agreements not terminable at will with residents of the Facility which provide for the provision of the care routinely provided at said facility for the duration of the resident's stay at the Facility for no consideration nor will Landlord enter into any such agreements between the date hereof and the Commencement Date.

       SECTION 1.2.8. All of the books and records of the Facility, including resident records and patient trust fund records, are true and correct in all material respects.

       SECTION 1.2.9. Landlord has fee title to the Premises free and clear of all liens, charges and encumbrances other than the liens provided for in Part II, Section 5.4.

       SECTION 1.2.10. There are no union contracts in effect between Landlord, on the one hand, and the employees of the Facility, on the other hand. To the best of Landlord's knowledge, none of his employees who are not currently members of a labor union are actively seeking the formation of a labor union at the Facility. Landlord is not a party to any labor dispute, it being agreed that a claim for wrongful termination shall not, for purposes of this Section 1.2.11 be deemed to be a labor dispute. Landlord is not a party to any union contracts with respect to the Facility.

        SECTION 1.2.11. All tax and other returns, reports and filings of any kind or nature, required to be filed by Landlord with respect to his ownership of and operations at the Facility prior to date of execution of this Agreement have been properly completed and timely filed, or extensions for the filing thereof have been timely secured, with all such flings being in material compliance with all applicable requirements and all taxes due with respect to Landlord have been timely paid, except to the extent that the same are being duly contested in good faith in accordance with applicable law and adequate reserves therefor are reflected on the Landlord Financials or will be reflected in any subsequent financials prepared in accordance with the representations and warranties contained in this Agreement.

        SECTION 1.2.12. Except in accordance, and in compliance, with any and all applicable local, state and federal governmental laws, regulations and requirements (collectively, the "Environmental Laws") relating to environmental and occupational health and safety matters, and hazardous materials, substances or wastes (as defined from time to time under any applicable Environmental Laws), Landlord has not released into the environment or discharged, placed or disposed of any such hazardous materials, substances or wastes or caused the same to be so released into the environment or discharged, placed or disposed of at, on or under the Facility other than to the extent the same will not have a material adverse affect on the condition, financial or otherwise, of the Premises. With respect to the Premises to the Landlord's actual knowledge, (i) except to the extent permitted by applicable Environmental Laws, no hazardous materials, substances or wastes are located on or at the Premises have been released into the environment or discharged, placed or disposed of in, on or under the Premises, (ii) except to the extent permitted by applicable Environmental Laws, no underground storage tanks are or have been located at the Premises, (iii) the Premises are not located on property which was used as a dump for waste material, and (iv) the Premises comply with, and at all times during the period of their ownership by Landlord have complied with, all Environmental Laws, except to the extent in each of the foregoing clauses (i) through (iv) that any such non-compliance would not have a material adverse effect on the Facility. Landlord has not received any written notice from any governmental authority or any written complaint from any third party with respect to his alleged noncompliance with, or potential liability under, any Environmental Laws at the Premises which remains unresolved as of the date hereof. All written environmental assessments prepared by or on behalf of Landlord regarding hazardous waste conditions at the Premises which are in the possession of Landlord have been made available to Tenant.

       SECTION 1.2.13. Landlord has duly and properly taken or obtained or caused to be taken or obtained, or prior to Closing will have duly and properly taken or obtained or caused to be taken or obtained, all action necessary for Landlord (i) to enter into and to deliver this Agreement and any and all documents and agreements executed by Landlord in connection herewith or in furtherance hereof and (ii) to carry out the terms hereof and thereof and the transaction contemplated herein and therein. No other action by or on behalf of Landlord is or will be necessary to authorize the execution, delivery and performance of this Agreement and any documents and agreements executed by Landlord in connection herewith or the transactions contemplated herein. No other action by or on behalf of Landlord is or will be necessary to authorize the execution, delivery and performance of this Agreement and any documents and agreements executed by Landlord in connection herewith or consummation of the transactions contemplated herein, other than securing those third party consents and regulatory approvals for which Landlord is responsible under the terms hereof. Nothing herein shall be construed as a guarantee by Landlord that it will be able to secure the third party consents or regulatory approvals for which it is responsible, but rather this paragraph shall be limited to Landlord's representation and warranty that it will use his best efforts to secure such third party consents and regulatory approvals.

       SECTION 1.2.14. Except as set forth in Exhibit L there is no, nor has Landlord received written or verbal notice of any, litigation, administrative investigation or other proceeding pending or, to the best of Landlord's knowledge based on written notice with respect thereto, threatened by any governmental authority having jurisdiction over Landlord or the Premises or by any other party where the amount claimed exceeds $50,000 in any single action or $100,000 in the aggregate. Landlord is not a party to nor is Landlord or the Premises bound by any orders, judgments, injunctions, decrees or settlement agreements under which it may have continuing obligations as of the date hereof or as of the Commencement
Date and which are likely to materially restrict or affect the present business operations of the Facility. The right or ability of Landlord to consummate the transaction contemplated herein has not been challenged by any governmental agency or any other person and Landlord has no knowledge of the occurrence of any event which would provide a reasonable basis for any such litigation, investigation or other proceeding.

       SECTION 1.2.15. Landlord has not (i) made any contributions, payments or gifts to or for the private use of any governmental official, employee or agent where either the payment or the purpose of such contribution, payment or gift is illegal under the laws of the United States or the jurisdiction in which made, (ii) established or maintained any unrecorded fund or asset for any purpose or made any false or artificial entries on his books, [(iii) given or received any payments or other forms of remuneration in connection with the referral of residents which would violate the Medicare/Medicaid Anti-kickback Law, Section 1128(b) of the Social Security Act, 42 USC Section 1320a-7b(b) or any analogous state statute) or (iv) made any payments to any person with the intention or understanding that any part of such payment was to be used for any purpose other than that described in the documents supporting the payment.

       SECTION 1.2.16. The Facility is duly licensed as an adult proprietary home to operate __ units and , to the extent applicable, is duly certified to participate in Medicare and Medicaid. The Facility is in good condition and repair and all of the Personal Property and major mechanical systems located at or used in connection with the operation of the Facility are in good working order, condition and repair ordinary wear and tear and damage due to casualty excepted. The roof of the Facility does not as of the date hereof leak in any material respect. The Personal Property is all of the property necessary for the operation of the Facility at its current occupancy level. There is no action pending, or to the best knowledge of Landlord, recommended by the appropriate state or federal agencies having jurisdiction thereof which, if decided adversely to Landlord, would have a material adverse effect on the Facility, its operations or business.

       SECTION 1.2.17. On the Commencement Date, the Facility shall have an inventory of non-perishable food, central supplies, linens, housekeeping supplies, kitchen supplies, nursing supplies and other supplies, which will be sufficient in condition and quantity to operate the Facility at its normal capacity for a period of two weeks and an inventory or perishable food at the levels normally maintained by Landlord.

        SECTION 1.2.18. Set forth in Exhibit C is a true and complete list of the trade names under which Landlord is doing business in connection with his operations at the Facility. Landlord has not sought protection for such names under state or federal trademark or tradename laws. Landlord has not received any notice from any person challenging or questioning the right of Landlord to use any such trade names.


        SECTION 1.2.19. Attached hereto as Exhibit M is a true and correct copy of an exemplar of the forms of rental or admission agreement entered into by Landlord with each of the current residents of the Facility and each of the rental or admission agreements entered into by Landlord is in substantially the form as the exhibit attached hereto. Each of the rental or admission agreements executed by Landlord with the residents of the

Facility (the "Leases") is in full force and effect and none of the Leases has been modified or amended except as set forth in Exhibit M. Landlord is not in default of any of his obligations under the Leases nor is Landlord aware of any default or any action which, with the passage of time or the giving of notice or both would constitute a default under the Leases by any of the tenants who are parties thereto. On the Commencement Date Landlord shall deliver to Tenant duly executed assignments of the Leases.

       SECTION 1.2.20. Attached hereto as Exhibit N is a true and correct rent roll as of August 1, 1996 which identifies each of the residents of the Facility, the monthly rent currently being paid by each such resident or tenant and the date to which said rent has been paid and, in the event of any rent delinquencies, an explanation of the reasons therefor and the efforts being undertaken by Landlord to collect said rent. Landlord shall update the rent roll on the Commencement Date.

       SECTION 1.2.21. Set forth in Exhibit O is a true and correct list of the operating contracts to which Landlord is a party in connection with his operations at the Facility (the "Operating Contracts"). Each of the Operating Contracts is in full force and effect and none of the Operating Contracts has been modified or amended except as set forth in Exhibit O Landlord is not in default of any of his obligations under the Operating Contracts nor is Landlord aware of any default or any action or omission which, with the passage of time or the giving of notice or both, would constitute a default under the Operating Contracts by any other party thereto. On the Commencement Date, Landlord shall deliver to Tenant a duly executed assignment of any of the Operating Contracts which Tenant elects to assume pursuant to Part II, Section 3.1.2.

       SECTION 1.2.22. No representation or warranty by or on behalf of Landlord contained in this Agreement, as those representations have been modified by any written exceptions thereto delivered by Landlord to Tenant and no statement contained in any certificate, list, exhibit, or other instrument furnished or to be furnished to Tenant pursuant hereto contains or will contain any untrue statement material fact, or omits or will omit to state any material facts which are necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

        SECTION 1.3. Each party hereby represents, covenants, and warrants to the other that it has employed no broker or finder in connection with the transaction contemplated herein. Each party agrees to pay any commission or finder's fee which may be due on account of the transaction contemplated herein to any other broker or finder employed by it, and to indemnify the other party hereto against any claim for any commission or finder's fee made by any other broker allegedly employed by it and from and against any and all costs and expenses incurred in connection therewith, including, but not limited to, reasonable attorneys fees and costs.

        SECTION 2 COVENANTS OF LANDLORD. Landlord covenants and agrees for the benefit of Tenant as follows:

         SECTION 2.1. Between the date hereof and the Commencement Date, except as contemplated by this Agreement or with the consent of Tenant, which consent shall not be unreasonably withheld, conditioned or delayed:

        SECTION 2.1.1. Landlord will operate the Facility only in the ordinary course and with due regard to the proper maintenance and repair of the Real Property and the Personal Property;

        SECTION 2.1.2. Landlord will take all reasonable action to preserve the goodwill and the present occupancy level of the Facility;

       SECTION 2.1.3. Except in the ordinary course of business, Landlord will not make any material change in the operation of the Facility nor sell or agree to sell any items of machinery, equipment or other fixed assets of the Facility nor otherwise enter into any agreements materially affecting the Facility or the operation thereof;

       SECTION 2.1.4. Landlord will use his reasonable efforts to retain the goodwill of the employees of Landlord located at or connected with the operation of the Facility and will provide Tenant with notice in the event of any union organizing activities or contract negotiations are commenced after the date hereof;

       SECTION 2.1.5 Except in the ordinary course of business, Landlord will not increase the compensation or bonuses payable or to become payable to any of his employees located at or connected with the operation of the Facility or the Landlord corporate or regional offices or grant any severance benefits to any such employees other than to the extent such bonuses or severance payments impose no obligation on Tenant after the Commencement Date;

       SECTION 2.1.6. Landlord will not enter into any written employment agreements in connection with the operation of the Facility;

         SECTION 2.1.7. Landlord will not, except in the ordinary course of business, enter into any contract or commitment affecting the Premises or incur any additional indebtedness or amend, extend or renew any current debt instruments, whether in the ordinary course of business or otherwise, nor will Landlord declare or pay any dividend or other distribution with respect to any of the Landlord's assets used in connection with the operation of the Facility;

         SECTION 2.1.8. During normal business hours, Landlord will provide Tenant and its agents and employees with access on twenty-four
(24) hours notice to the books and records of Landlord and the Facility provided they do not interfere with the operation thereof;

         SECTION 2.1.9. Landlord will operate the Facility in substantial compliance with all applicable municipal, county, state and federal laws, regulations, ordinances, standards and orders as now in effect (including, without limitation, the building, zoning and life safety codes as currently applied with respect thereto) where the failure to comply therewith could have a material adverse effect on the business, property, condition (financial or otherwise) or operation thereof;

         SECTION 2.1.10. Landlord will take all reasonable action to achieve substantial compliance with any laws, regulations, ordinances, standards and orders applicable to the Facility which are enacted or issued after execution of this Agreement and prior to the Commencement Date where the failure to comply therewith could have a material adverse effect on the business, property, condition (financial or otherwise) or operation thereof;

        SECTION 2.1.11. Landlord will maintain the Premises in substantially the same condition as they were in at the date hereof, ordinary wear and tear, insured casualty loss and taking by eminent domain excepted;

        SECTION 2.1.12. Landlord will provide Tenant with copies of monthly financial statements prepared in the ordinary course of business;

        SECTION 2.1.13. Landlord will provide Tenant with copies of all licensure or certification surveys received by Landlord and the related Plans of Correction prepared by Landlord;

        SECTION 2.1.14. Landlord will pay as and when due the accounts payable which arise in the ordinary course of business, except to the extent that the amount owing is being duly contested by Landlord and such contest does not materially affect Landlord or the Facility;

        SECTION 2.1.15. As soon as practicable after the date hereof but in no event later than October 1, 1996, Landlord will deliver to Tenant (i) a UCC-1 search report in the name of Landlord and the Facility conducted at the state and county level, (ii) at Tenant's expense, a title insurance commitment for the Premises with a value equal to the present value of the aggregate rent due hereunder during the Initial Term and each Renewal
Term (the "Title Commitment") and (iii) copies of any existing survey maps for the Premises (the "Survey");

         SECTION 2.1.16. Within five (5) days after Landlord's receipt of Tenant's title, UCC search and survey objections pursuant to Part II, Section 3.1.1, Landlord shall advise Tenant whether it intends to correct the defects to which Tenant has objected.

        SECTION 2.1.17. Landlord will maintain in force the existing insurance coverage with respect to the Facility;

         SECTION 2.1.18. Landlord will file all returns, reports and filings of any kind or nature, or to secure timely extensions for the filing thereof, required to be filed by Landlord [including, but not limited to, state and federal tax returns and Medicare and Medicaid cost reports with respect to the Facility] and will timely pay all taxes or other obligations which are due and payable with respect thereto, except to the extent that the same are being duly contested in good faith in accordance with applicable law and such contest does not materially affect Landlord or the Premises;

        SECTION 2.1.19. Landlord will use reasonable efforts to cause all of the conditions set forth in Part II, Sections 5 and 6 which are within Landlord's control to be satisfied and Landlord will not take any action inconsistent with its obligations under this Agreement or which could hinder or delay the consummation of the transaction contemplated by this Agreement or which is intended to cause any representation, warranty or covenant made by Landlord in this Agreement or in any certificate, list, exhibit, or other instrument furnished or to be furnished pursuant hereto, or in connection with the transaction contemplated hereby, to be untrue in any material respect as of the Commencement Date;

        SECTION 2.1.20. Neither Landlord nor any of his advisors or others authorized to act on his behalf shall directly initiate or solicit discussions relating to any alternative acquisition proposal or similar transaction including, without limitation, a merger or other business combination involving Landlord or the Premises or any part thereof, or offer to acquire or convey in any manner, directly or indirectly, all or substantially all of the equity interests in Landlord or the Premises; provided, however, that public announcements of the transaction contemplated by this Agreement shall not be prohibited hereby;

        SECTION 2.1.21. Landlord will provide to Tenant copies of all material documents which relate to, and, upon request, with verbal or written updates concerning the status of, any litigation filed as of the date hereof or filed from and after the date hereof by or against Landlord after the date of this Agreement but prior to the Commencement Date where the amount claimed or assessed by management of Landlord as likely to be claimed exceeds $500,000;

        SECTION 2.1.22. Landlord will not agree to do or to cause to be done any of the acts which it has covenanted not to do under this Part II, Section
2.1 ; and

        SECTION 2.1.23. Landlord will proceed with all due diligence to secure the regulatory approvals and third party consents for which it is responsible under the terms hereof.

       SECTION 2.2. On the Commencement Date, Landlord will deliver to Tenant the following:

       SECTION 2.2.1. The Resident Deposits (as defined in Part II, Section
7.2);

       SECTION 2.2.2. The Benefits Schedule (as defined in Part II, Section
7.1 );

       SECTION 2.2.3. The Premises in good condition and repair, ordinary wear and tear excepted;

       SECTION 2.2.4. The Vacation Pay to Tenant in accordance with the provisions of Part II, Section 7.1;

       SECTION 2.2.5. A certificate of Landlord dated as of the Commencement Date, certifying in such detail as Tenant may reasonably specify the fulfillment of the conditions set forth in Part II, Section 5.2;

       SECTION 2.2.6. A duly executed Assignment of the Operating
Contracts described in Part II, Section 1.2.22 to the extent Tenant elects to assume the same in accordance with the provisions of Part II, Section 3.1.2, which shall be in substantially the form attached hereto as Exhibit P (the "Operating Contract Assignment Agreement");

      SECTION 2.2.7. A duly executed Assignment of the Leases, which Assignment shall include an assignment of all of Landlord's right, title and interest in and to any resident deposits or security deposits being held by Landlord under the terms thereof and shall be in substantially the form attached hereto as Exhibit Q (the "Lease Assignment Agreement"); and

       SECTION 2.2.8. The Title Insurance Policy (as defined in Part II,
Section 5.4).

       SECTION 2.3. From and after the Commencement Date, Landlord shall:

       SECTION 2.3.1. Cooperate with Tenant in the event it is required to include audited financial statements with respect to the Facility in its filings with the United States Securities and Exchange Commission; and

      SECTION 2.3.2. Take such actions and properly execute and delivery to Tenant such further instruments of assignment, conveyance and transfer as, in the reasonable opinion of counsel for Tenant and Landlord, may be reasonably necessary to assure, complete an evidence the transaction provided for herein.

        SECTION 3. TENANT'S COVENANTS. Tenant covenants and agrees with Landlord as follows:

        SECTION 3.1. Between the date hereof and the Commencement Date, except as contemplated by this Agreement or with the consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed:

        SECTION 3.1.1. Within ten ( 10) days after its receipt of the Title Commitment and the Survey and within ten (10) days after its receipt of the UCC search report, Tenant shall advise Landlord in writing of its objections, if any, to the Title Commitment and Survey and the UCC search report, respectively. If Landlord refuses to correct some or all of the title, survey or lien defects objected to by Tenant or to give Tenant reasonable assurances that the same will be corrected as of the Commencement Date, Tenant shall have ten ( 10) days to advise Landlord of its decision to close, notwithstanding the defects, or of its election to terminate this Agreement, in which case neither party shall have any further rights or obligations hereunder. Any matter reflected on the Title Commitment or Survey and not objected to by Tenant in accordance with the terms hereof, shall be deemed accepted by Tenant;

       SECTION 3.1.2. Within fifteen (15) days after the date hereof, Tenant will advise Landlord in writing which, if any of the Operating Contracts it elects to assume as of the Commencement Date;

       SECTION 3.1.3. Tenant will proceed with all due diligence to obtain any third party consents and regulatory approvals for which it is responsible under the terms hereof and/or which it is otherwise required to obtain for its operation of the Premises as a proprietary home for adults.

       SECTION 3.1.4. Unless specifically prohibited by law, Tenant will use its best efforts to cause all of the conditions set forth in Part II, Sections 5 and 6 which are within its control to be satisfied and Tenant will not take any action inconsistent with its obligations under this Agreement or which could hinder or delay the consummation of the transaction contemplated by this Agreement or which is intended to cause any representation, warranty or covenant made by Tenant in this Agreement or in any certificate, list, exhibit, or other instrument furnished or to be furnished pursuant hereto, or in connection with the transaction contemplated hereby, to be untrue in any material respect as of the Commencement Date; and

       SECTION 3.1.5. Tenant will not agree to do or to cause to be done any of the acts which it has covenanted not to do under this Part II, Section 3.

       SECTION 3.2. On the Commencement Date, Tenant will deliver to Landlord the following documents:

       SECTION 3.2.1. A certificate of a responsible partner of Tenant dated as of the Commencement Date certifying on behalf of Tenant in such detail as Landlord may reasonably specify the fulfillment of the condition set forth in Part II, Section 6.2;

        SECTION 3.2.2. The executed Operating Contract Assignment
Agreement.

        SECTION 3.2.3. The executed Lease Assignment Agreement.

        SECTION 3.2.4. The executed Guaranty (as hereinafter defined).

        SECTION 3.3. After the Commencement Date, Tenant will:

        SECTION 3.3.1. Provide Landlord with access during normal business hours to any books or records which Landlord may need to file or to defend tax returns or other filings filed prior to or subsequent to the Commencement Date which relate to the period prior to the Commencement Date; and

       SECTION 3.3.2 Take such actions and properly execute and delivery such further instruments as Landlord may reasonably request to assure, complete and evidence the transaction provided for in this Agreement.

        SECTION 4. MUTUAL COVENANTS. Following the execution of this Agreement, Landlord and Tenant agree:

       SECTION 4.1. If any event should occur, either within or without the knowledge or control of any party, which would prevent fulfillment of the conditions to the obligations of any party hereto to consummate the transactions contemplated by this Agreement, to use his, its or their reasonable efforts to cure the same as expeditiously as possible;

       SECTION 4.2. To cooperate fully with each other in preparing, fling, prosecuting, and taking any other actions which are or may be reasonable and necessary to obtain the consent of any governmental instrumentality or any third party, to accomplish the transactions contemplated by this Agreement;

      SECTION 4.3. To deliver such other instruments of title, certificates, consents, endorsements, assignments, assumptions and other documents or instruments, in form reasonably acceptable to the party requesting the same and his/its counsel, as may be reasonably necessary to carry out and/or to comply with the terms of this Agreement and the transactions contemplated herein;

       SECTION 4.4. To confer on a regular basis with the other, report on material operational matters and promptly advise the other orally and in writing of any change or event having, or which, insofar as can reasonably be foreseen could have, a material adverse effect on such party or which would cause or constitute a material breach of any of the representations, warranties or covenants of such party contained herein;

        SECTION 4.5. To promptly provide the other (or his/its counsel) with copies of all other filings made by such party with any state or federal governmental entity in connection with this Agreement or the transactions contemplated hereby;

        SECTION 4.6. Each of Tenant and Landlord will use his/its best efforts to obtain prior to the Commencement Date all consents, approvals and licenses necessary to permit the consummation of the transactions contemplated by this Agreement, including, but not limited to, such licensure and certification approval as may be necessary to enable Tenant to lawfully own and/or operate the Facility from and after the Commencement
Date and the consent of his/its lenders, lessors and other third parties to the extent required under any loan documents, lease agreements, management agreements or other instruments to which it is a party.

        SECTION 4.7. The parties shall consult with each other prior to the issuance by either party of any press release or any written statement with respect to this Agreement or the transactions contemplated hereby.

        SECTION 5. TENANT'S CONDITIONS TO EFFECTIVENESS OF
LEASE. The commencement of the term of this Lease on the Commencement Date shall be subject to the satisfaction, by said
Commencement Date, of the following conditions to the reasonable satisfaction of Tenant, any or all of which may be waived by Tenant in writing:

        SECTION 5.1. Tenant shall have received all third party consents and regulatory approvals, including but not limited to, all licenses necessary to operate the Facility subject to no conditions not acceptable to Tenant, and shall have satisfied any and all conditions to the effectiveness thereof.

        SECTION 5.2. All of the representations and warranties of Landlord set forth herein shall be true and correct as of the Commencement Date in all material respects and Landlord shall have performed as of the Commencement Date all of his obligations hereunder which it is required to perform as of said date.

        SECTION 5.3. Tenant shall be satisfied that the zoning of the Facility permits it to be operated as currently operated and imposes no conditions which would limit the right or ability of Tenant to rebuild or repair the same in the event of any damage or destruction thereto.

        SECTION 5.4. A title insurance policy providing for extended leasehold coverage shall have been issued to Tenant with respect to the Premises subject only to the following exceptions: (i) the lien for taxes which are not yet due and payable and (ii) covenants, easements and restrictions of record, provided the improvements do not encroach upon any easement or such covenants, easements and restrictions of record do not adversely affect Tenant's ability to operate the Facility as a proprietary home for adults, (iii) liens and encumbrances created by the Facility Mortgage, and (iv) such other liens and encumbrances of record as may be reasonably approved by Tenant, it being understood and agreed that the parties in possession and mechanics lien exceptions shall not be approved by Tenant (the "Title Policy").

       SECTION 5.5. Tenant shall be satisfied with the Survey of the Premises.

       SECTION 5.6. Tenant shall be satisfied with the results of the UCC
Search.


       SECTION 5.7. Tenant shall be satisfied with the results of its due diligence investigation of Landlord and the Premises, which investigation shall include, but not be limited to, a review of (I) the books and records of Landlord related to the Facility, (ii) the books and records of the Facility, including records relating to escrow accounts, accounts payable, leases or occupancy agreements in effect with the residents of the Facility, operating statements for the prior three (3) years, rent rolls for the prior three (3) years, operating contracts with vendors and other third parties providing goods and services to the Facility, (iii) any MAI appraisals of the Premises in the possession of Landlord, (iv) a structural inspection of the Premises conducted by an engineer retained by Tenant and (v) any seismic assessments, wetlands and soils reports in Landlord's possession and delivered to Tenant or otherwise acquired by Tenant at its own cost and expense.

       SECTION 5.8. Tenant shall be satisfied with the results of any Phase I Report which Tenant elects to obtain prior to the Commencement Date.

       SECTION 5.9. Landlord shall not be in default with respect to the Leases or any of the Operating Contracts assumed by Tenant.

       SECTION 5.10. The Premises shall not have been damaged or destroyed nor taken by condemnation or eminent domain proceeds nor subject to any pending condemnation action or eminent domain proceeding.

       SECTION 5.11. The refinancing of the Facility debt shall have been completed on terms acceptable to Landlord and its lender.

       SECTION 5.12. Landlord and Tenant shall have entered into Lease Agreements in substantially the same form as this Lease Agreement with respect to those proprietary homes for adults listed in Exhibit R (the "Related Facilities") and the term of each of such leases shall have commenced, except in the case of the Perinton Park facility, where the term may commence after the Commencement Date hereof if the construction of such facility has not been completed as of the Commencement Date hereof.

        SECTION 6. LANDLORD'S CONDITIONS TO EFFECTIVENESS.
The commencement of the term of this Lease on the Commencement Date shall be subject to the satisfaction of the following conditions to the reasonable satisfaction of Landlord, any or all of which may be waived by Landlord in writing:

        SECTION 6.1. Landlord shall have received all third party consents and regulatory approvals necessary for Landlord to lawfully lease the Premises to Tenant.

        SECTION 6.2. All of the representations and warranties of Tenant set forth herein shall be true and correct as of the Commencement Date in all material respects and Tenant shall have performed as of the Commencement Date all of its obligations hereunder which it is required to perform as of said date.


        SECTION 6.3. Tenant shall have received all third party consents and regulatory approvals, including, but not limited to, all licenses necessary to operate the Facility and shall have satisfied any and all conditions to the effectiveness thereof.

        SECTION 6.4. Landlord shall have received from Emeritus a duly executed Guaranty in substantially the same form as that attached hereto as Exhibit S (the "Guaranty").

        SECTION 6.5. The refinancing of the Facility debt shall have been completed on terms acceptable to Landlord.

        SECTION 6.6. Landlord and Tenant shall have entered into Lease Agreements in substantially the same form as this Lease Agreement with respect to the Related Facilities and the term of each of such leases shall have commenced.

        SECTION 7. TRANSITIONAL ISSUES.

        SECTION 7.1. On the Commencement Date, Landlord shall deliver to Tenant a schedule which reflects all earned and accrued vacation, holiday and sick pay and retirement and severance benefits and earned bonuses due to and/or coming due to the employees of the Facility as of or subsequent to the Closing Date (the "Benefits Schedule"): On the Commencement

Date, Landlord shall deliver to Tenant the amount reflected on the Benefits Schedule (the "Vacation Pay") and Tenant shall agree from and after the Commencement Date, to pay said benefits to the employees of the Facility as and when due in accordance with Landlord's personnel policies prior to the Commencement Date and Tenant's personnel policies from and after the Commencement Date.

        SECTION 7.2. On the Commencement Date Landlord shall provide
Tenant with an accounting of all Facility resident deposits or prepayments (the "Resident Deposits") and resident trust funds (the "Resident Trust Funds") being held by Landlord as of the Commencement Date.
Such accounting shall set forth the names of the residents or prospective residents and tenants or prospective tenants for whom such funds are held, the amounts held on behalf of each such resident or prospective resident or tenant or prospective tenant and the Landlord's warranty that the accounting is true, correct and complete.

       SECTION 7.3. Notwithstanding the foregoing, Landlord will indemnify and hold Tenant harmless from all liabilities, claims and demands in the event the amount of the Resident Deposits and Resident
Trust Funds transferred to the Tenant's bank account as provided in Section
7.2 did not represent the full amount of such Resident Deposits and Resident Trust Funds then or thereafter shown to have been delivered to Landlord by the current residents or prospective residents of the

     SECTION 7.4. Accounts Receivable related to services rendered at the Facility shall be handled as follows:

     SECTION 7.4.1. All cash, checks and cash equivalents at the Premises and deposits in bank accounts (other than Resident Deposits and Resident Trust Funds) relating to the Premises on the Commencement Date shall remain Landlord's property after the Commencement Date. All accounts receivable, loans receivable and other receivables of Landlord, whether derived from operation of the Premises or otherwise, shall remain the properly of Landlord after the Commencement Date. Landlord shall retain full responsibility for the collection thereof.

     SECTION 7.4.2. Tenant shall assume responsibility for the billing and collection of payment on account of services rendered by it on and after the Commencement Date.

     SECTION 7.4.3. In order to facilitate Landlord's collection efforts, Landlord agrees to deliver to Tenant, within a reasonable time after the Commencement Date, a schedule identifying all of those balances owing from the residents of the Facility for the month prior to the Commencement Date and Tenant agrees to apply any payments received which are specifically designated as being applicable to services rendered prior to the Commencement Date to reduce the pre-Commencement Date balances of said residents and tenants by promptly remitting said payments to Landlord.

In the even payments specifically indicate that they relate to services rendered after the Commencement Date in the case of the Facility, such payments shall be retained by Tenant. In the event no designation is made, such payments shall first be applied to Tenant's current accounts receivable with the balance applied to Landlord's accounts receivable.

     SECTION 7.4.4. Tenant shall cooperate with Landlord in Landlord's collection of his pre-Commencement Date accounts receivable. Tenant shall have no liability for uncollectible receivables and shall not be obligated to bear any expense as a result of such activities on behalf of Landlord. If and to the extent applicable, Tenant shall remit to Landlord those portions of any payments received by Tenant which are specifically designated as repayment or reimbursement received by Landlord arising out of cost reports filed for the cost reporting periods ending on or prior to the Commencement Date.

     SECTION 7.4.5. With respect to residents in the Premises on the Commencement Date receiving payments from Medicare, Medicaid or any other third party payor, Landlord and Tenant agrees as follows:

        (a) With respect to Medicare and Medicaid residents, If any, Landlord and Tenant agree that payment for in-house residents covered by Medicare or Medicaid on the Commencement Date will, under current regulations, be paid by Medicare or Medicaid directly to Landlord for services rendered at the Premises prior to the Commencement Date allocated on the per diem basis. Said payments shall be the sole responsibility of Landlord and, except as provided in Section 7. 5(b), Tenant shall in no way be liable therefor. After the Commencement Date, Landlord and Tenant shall each have the right to review supporting books, records and documentation that are in the possession of the other relating to Medicare or Medicaid payments.

        (b) If, following the Commencement Date, Tenant receives payment from any state or federal agency or third-party payor which represents reimbursement with respect to services provided at the Premises prior to the Commencement Date, including payments arising from rate adjustments occurring after the Commencement Date, Tenant agrees that it shall remit such payments to Landlord. Payments by Tenant to Landlord shall be accompanied by a copy of the appropriate remittance advices.

        (c) If, following the Commencement Date, Landlord receives payment from any state or federal agency or third-party payor which represents reimbursement with respect to services provided at the Premises after the Commencement Date, including payments arising from rate adjustments occurring after the Commencement Date, Landlord agrees that it shall remit such payments to Tenant. Payments by Landlord to Tenant shall be accompanied by a copy of the appropriate remittance advices.

        SECTION 8. TERMINATION.

        SECTION 8.1. This Agreement may be terminated by Tenant or Landlord prior to the Commencement Date upon the following conditions:

   (a) By mutual consent of the parties;

   (b) By Tenant if the conditions set forth in Part II, Section 5 have not been satisfied or waived by the Outside Commencement Date;

   (c) By Landlord if the conditions set forth in Part II, Section 6 have not been satisfied or waived by the Outside Commencement Date; and

   (d) By either party if the Lease Term has not commenced by December 1, 1996 (the "Outside Commencement Date"); provided, however, that in the event all of the conditions to the effectiveness of this Lease have been satisfied or waived by the Outside Commencement Date, other than the receipt by Tenant of a license and such other regulatory approvals as it may need to operate the Facility under New York law, provided, Tenant is diligently pursuing the issuance of such licensure and related approvals, the Outside Commencement Date shall automatically be extended for up to an additional sixty (60) days in order to permit Tenant additional time to secure the same.

         SECTION 8.2. Neither party to this Agreement may claim termination or pursue any other remedy referred to in Section 8.1 on account of a breach of a condition, covenant or warranty by the other, without first given such other party written notice of such breach and not less than ten ( 10) days within which to cure such breach. The Commencement Date shall be postponed if necessary to afford such opportunity to cure provided, however, in no event shall it be postponed beyond the Outside
Commencement Date.

          SECTION 8.3. In the event of the termination of this Agreement by Landlord under either Section 8.1 (c) or Section 8.1 (d) where, in either case the term has failed to commence as a result of a material breach by Tenant of its obligations hereunder, Landlord shall be entitled to terminate this Agreement and sue to recover any damages suffered by it as a result of said breach.

         SECTION 8.4. In the event of the termination of this Agreement by Tenant under either Section 8.1 (b) or Section 8.1 (d) where, in either case the term has failed to commence as a result of a material breach by Landlord of his obligations hereunder, Tenant shall have the right either (A) to seek specific performance of Landlord's obligations hereunder or (B) to terminate this Agreement and sue to recover any damages suffered by it as a result of said breach.

         SECTION 8.5. In the event of the termination of this Agreement pursuant to Section 8.1 (a) neither party shall have any further rights or obligations hereunder.

         SECTION 9. INDEMNIFICATION

         SECTION 9.1. Landlord shall indemnify and hold Tenant harmless from and against:

         SECTION 9.1.1. Except as otherwise provided in this Agreement, any and all obligations relating to the ownership and the operation of the Premises which exist at the Commencement Date, including, but not limited to, any obligations under the Operating Contracts which Tenant elects to assume as of the Commencement Date;

        SECTION 9.1.2. Any and all damage, loss or liability arising from and after the Commencement Date under any of the Operating Contracts which Tenant does not elect to assume as of the Commencement Date;

        SECTION 9.1.3. Any and all damage, loss or liability resulting from any misrepresentation of a material fact, breach of warranty or nonfulfillment of any agreement on the part of Landlord under this Agreement or from any misrepresentations in any certificate furnished or to be furnished to Tenant hereunder;

         SECTION 9.1.4. Any and all liability or loss arising out of or relating to any failure in connection with the transaction contemplated herein to comply with the requirements of any laws or regulations relating to bulk sales or transfers;

        SECTION 9.1.5. Any and all liability or loss resulting from the bankruptcy of Landlord or the foreclosure of any liens related to the Premises prior to the Commencement Date; and

        SECTION 9.1.6. Any and all actions, suits, proceedings, demands, assessments, judgments, reasonable costs and other reasonable expenses, including, but not limited to, reasonable attorney's fees, incident to the foregoing.

        SECTION 9.1.7. Notwithstanding the foregoing, Landlord shall have no obligation to provide indemnification pursuant to this Section 9, except to the extent the aggregate amount of indemnification to which Tenant, but for this Section 9.1.7, otherwise shall have become entitled shall exceed $10,000, at which time Landlord shall be obligated to indemnify Tenant for any and all amounts to which it is entitled under the terms hereof and not merely for those amounts in excess of $10,000.

        For purposes of Section 9.1.1, an obligation shall be deemed to "exist" as of the Commencement Date if it relates to events which occurred prior to the Commencement Date even if it is not asserted until after the Commencement Date.

        SECTION 9.2. Tenant shall indemnify and hold Landlord harmless from and against:

        SECTION 9.2.1. Except as otherwise provided in this Agreement, any and all obligations relating to the leasing of the Premises and the operation of the Facility from and after the Commencement Date, including, but not limited to, any obligations under the Operating Contracts which Tenant elects to assume as of the Commencement Date;

        SECTION 9.2.2. Any and all damage, loss or liability resulting from any misrepresentation of a material fact, breach of warranty or nonfulfillment of any agreement on the part of Tenant under this Agreement or from any misrepresentations in any certificate furnished or to be furnished to Landlord hereunder;

        SECTION 9.2.3. Any and all actions, suits, proceedings, demands, assessments, judgments, reasonable costs and other reasonable expenses, including, but not limited to, reasonable attorney's fees, incident to the foregoing.

        SECTION 9.2.4. Notwithstanding the foregoing, Tenant shall have no obligation to provide indemnification pursuant to this Section 9, except to the extent the aggregate amount of indemnification to which Landlord. but for this Section 92.4. otherwise shall have become entitled shall exceed $10,000, at which time Tenant shall be obligated to indemnify Landlord for any and all amounts to which it is entitled under the terms hereof and not merely for those amounts in excess of $l0,000.


                           PART III


       SECTION 1. MISCELLANEOUS.

       SECTION 1.1. The captions in this Lease are for convenience of reference only. In no way do those captions define, limit or describe the scope or intent of this Lease.

      SECTION 1.2. Words showing number shall be taken to include both the singular and the plural forms. Words showing gender shall be taken to include masculine, feminine and neuter.

       SECTION 1.3. Subject to the restrictions on transfers set forth herein, this Lease shall inure to the benefit of and be binding upon Landlord and Tenant and their respective successors and assigns. The definition of "Landlord" and "Tenant" herein refer to the Landlord and Tenant at the time in question.

       SECTION 1.4. This Lease shall be governed, construed, and enforced in accordance with the laws of the State of New York.


      SECTION 1.5. This Lease represents the entirety of the agreement among the parties hereto shall be deemed to supersede any prior discussions or agreements among the parties hereto. This Lease may not be amended or modified except by written instrument signed by the parties hereto.
Each of Landlord and Tenant agree to enter into such amendments to this Lease as may be requested by Fleet Bank in connection with the financing referenced in Part II, Section 6.5.

       SECTION 1.6. The failure of either party to insist upon strict performance of any of the covenants, agreements, terms and conditions of this Lease in any one or more instances shall not be construed as a waiver or relinquishment of any such covenant, agreement, terms, or condition and the same shall remain in full force and effect.

       SECTION 1.7. In the event either party brings an action to enforce any of the terms hereof or in connection herewith, the prevailing party in such action shall be entitled to and the losing party agrees to pay the reasonable attorneys' fees and expenses, including attorneys' fees and expenses of appellate proceedings, of the prevailing party.

       SECTION 1.8. Landlord and Tenant shall execute a Memorandum of this Lease in a form acceptable to Landlord and Tenant. The Memorandum shall be recorded in the public records of Monroe County, New York. Landlord and Tenant shall share the cost of recording.

       SECTION 1. 9. Each term and provision of this Lease shall be enforced to the fullest extent permitted by law. Should any term or provision of this Lease, or the application thereof, prove illegal or unenforceable, the remainder of this Lease shall still be valid and enforced.

       SECTION 1.10. Landlord and Tenant each represent to the other that there are no claims for brokerage or other commissions or finder's or other similar fees in connection with the transactions contemplated by this Lease insofar as such claims shall be based on arrangements or agreements made by or on behalf of the party so representing.

       SECTION 1.11. Neither this Lease nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the parties hereto and approved in writing by Landlord's Mortgagee if required under the terms of the Facility mortgage.

       SECTION 1.12. This Lease may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall comprise but a single instrument.

       SECTION 1.13. No provision of this Lease shall be construed against or interpreted to the disadvantage of either Landlord or Tenant by any court or other governmental or judicial authority by reason of such party's having or being deemed to have structured, written, drafted or dictated such provisions.

       SECTION 1.14. Time is of the essence of this Lease.

       SECTION 1.15. Nothing in this Lease shall be construed to render or constitute Landlord in any way or for any purpose a partner, joint venturer or associate in any relationship with Tenant other than that as Landlord and Tenant, nor shall this Lease be construed to authorize either party to act as agent for the other party except as expressly provided to the contrary in this Lease.

        SECTION 1.16. All notices provided for in this Lease or related to this Lease shall be in writing and shall be delivered to the parties at the addresses set forth below. All such notices or other papers or instruments related to this Lease shall be deemed sufficiently served or delivered on the date of receipt or refusal of delivery, provided that they are sent by United States Registered or Certified Mail, postage prepaid return receipt requested, by hand delivery, by overnight courier or by facsimile transmission:


To Landlord: Philip R. Wegman
                      550 Latona Road, Building A
                      Rochester, New York 14626-2730
                      Telephone: 716-225-7370
                      Facsimile: 716-225-0887

To Tenant:    Painted Post Partners
                      3131 Elliott Avenue
                      Suite 500
                      Seattle, WA 98121
                      Attention: Mr. Raymond Brandstrom
                      Telephone: 206-298-2909
                      Facsimile: 206-301-4500

       Both Landlord and Tenant may change the address or the name of the addressee applicable to subsequent notices by giving notice as provided above.

       IN WITNESS WHEREOF, the parties hereby execute this Lease
Agreement on the day and
first written above.

  LANDLORD :          PHILIP R. WEGMAN

                                    /s/ Philip R. Wegman
                                  ----------------------------




  TENANT:             PAINTED POST PARTNERS,
                                a Washington general partnership






                      By:
                            -------------------------------------
                            Raymond Brandstrom, Partner




                       By:
                            -----------------------------
                            Daniel R. Baty, Partner

To Tenant:    Painted Post Partners
                      3131 Elliott Avenue
                      Suite 500
                      Seattle, WA 98121
                      Attention: Mr. Raymond Brandstrom
                      Telephone: 206-298-2909
                      Facsimile: 206-301-4500

       Both Landlord and Tenant may change the address or the name of the addressee applicable to subsequent notices by giving notice as provided above.

       IN WITNESS WHEREOF, the parties hereby execute this Lease
Agreement on the day and
first written above.

  LANDLORD :          PHILIP R. WEGMAN

                      ----------------------------




  TENANT:             PAINTED POST PARTNERS,
                                a Washington general partnership






                      By:  /s/ Raymond R. Brandstom
                            -------------------------------------
                            Raymond Brandstrom, Partner




                       By:/s/ Daniel R. Baty
                            -----------------------------
                            Daniel R. Baty, Partner










                                                     54